As filed with the Securities and Exchange Commission on May 16, 2000

                                                               File No. 811-5028

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A


      Registration Statement Under the Investment Company Act of 1940      / X/

                              Amendment No. 61                            / X/


                                   PIMCO FUNDS
               (Exact Name of Registrant as Specified in Charter)

                            840 Newport Center Drive
                         Newport Beach, California 92660
                  (Address of Principal Executive Offices) (Zip
                 Code) Registrant's Telephone Number, including
                                   area code:
                                 (949) 720-6533

    Robert W. Helm, Esq.                R. Wesley Burns
    Dechert Price & Rhoads              Pacific Investment Management Company
    1775 Eye Street, N.W.               840 Newport Center Drive, Suite 300
    Washington, D.C.  20006             Newport Beach, California 92660

                  (Name and Address of Agent for Service)

         It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

                                EXPLANATORY NOTE

          This Amendment is filed by PIMCO Funds (the "Registrant")  pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of offering shares of the California Municipal Bond Fund, a new series of the PIMCO Funds: Pacific Investment Management Series.

          The shares of beneficial interest in the California Municipal Bond Fund are not registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by Registrant in a private placement transaction that does not involve any "public offering" within the meaning of the 1933 Act.
Shares of the PIMCO California Municipal Bond Fund may be purchased only by persons who are also "accredited investors," as defined in the 1933 Act and Regulation D thereunder or pursuant to other applicable exemptions under the 1933 Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO California Municipal Bond Fund

Offering Memorandum


May 16, 2000





























This cover is not part of the Offering Memorandum. The Fund is issuing shares in a private placement transaction in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

PIMCO Funds: Pacific Investment Management Series
PIMCO Funds Offering Memorandum

PIMCO California Municipal Bond Fund
Institutional Class Shares

May 16, 2000

         This Offering Memorandum describes the PIMCO California Municipal Bond Fund (the "Fund") offered by PIMCO Funds: Pacific Investment Management Series (the "Trust"). The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         Shares of the Fund have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The Fund is issuing its shares in private placement transaction in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

         Shares of the Fund may be purchased only by persons who are "accredited investors," as defined in the Securities Act, Regulation D or pursuant to other applicable exemptions under the Securities Act.

         Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

         This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited.

         The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

         The Fund provides access to the professional investment advisory services offered by Pacific Investment Management Company ("PIMCO"). As of March 31, 2000, PIMCO managed approximately $193 billion in assets.

         This Offering Memorandum explains what you should know about the Fund before you invest. Please read it carefully.

                               Table of Contents

Summary Information.......................................................4
PIMCO California Municipal Bond Fund......................................6
Summary of Principal Risks................................................9
Management of the Fund...................................................12
Purchases, Redemptions and Exchanges.....................................13
How Fund Shares Are Priced...............................................15
Fund Distributions.......................................................16
Tax Consequences.........................................................16
Investment Restrictions..................................................17
Portfolio Transactions and Brokerage.....................................20
Characteristics and Risks of Securities and Investment Techniques........21
Appendix A...............................................................31

         Summary Information

The table below describes certain investment characteristics of the Fund. Other important characteristics are described beginning on page 6. Following the table are certain key concepts which are used throughout the Offering Memorandum.

                                                                                               Securities of
                           Main Investments               Duration     Credit Quality(1)      Non-U.S. Issuers
--------------------------------------------------------------------------------------------------------------------

California       California municipal securities            3-12      B to Aaa; max 10%              0%
Municipal Bond   (exempt from federal and California       years      below Baa
Fund             income tax)


(1) As rated by Moody's Investors Service, Inc., or equivalently rated by Standard & Poor's Ratings Service, or if unrated, determined by PIMCO to be of comparable quality.

Fixed  Income       While the Fund will  primarily  invest in debt  securities  whose
Instruments         interest is, in the opinion of bond counsel for the issuer at the time of  issuance,  exempt from  federal  income tax  ("Municipal
                    Bonds"), it may invest other types of "Fixed Income Instruments,"
                    which as used in this Offering Memorandum include:

                    o    securities issued or guaranteed by the U.S. Government,
                         its agencies or government-sponsored enterprises ("U.S.
                         Government Securities");
                    o    corporate debt securities of U.S. and non-U.S. issuers,
                         including   convertible    securities   and   corporate
                         commercial paper;
                    o    mortgage-backed and other asset-backed securities;
                    o    inflation-indexed  bonds issued both by governments and
                         corporations;
                    o    structured   notes,   including   hybrid  or  "indexed"
                         securities, event-linked bonds and loan participations;
                    o    delayed funding loans and revolving credit facilities;
                    o    bank  certificates of deposit,  fixed time deposits and
                         bankers' acceptances;
                    o    repurchase    agreements    and   reverse    repurchase
                         agreements;
                    o    debt securities  issued by states or local  governments
                         and    their    agencies,    authorities    and   other
                         instrumentalities;
                    o    obligations   of   non-U.S.    governments   or   their
                         subdivisions, agencies and instrumentalities; and
                    o    obligations of international  agencies or supranational
                         entities.

Duration Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration.

Credit              In this Offering  Memorandum,  references are made to credit
Ratings             ratings  of  debt  securities   which  measure  an  issuer's
                    expected  ability to pay  principal  and  interest  on time.
                    Credit ratings are determined by rating organizations,  such as  Standard  & Poor's  Ratings  Service  ("S&P") or Moody's
                    Investors Service, Inc. ("Moody's"). The following terms are generally  used  to  describe  the  credit  quality  of debt securities  depending on the security's credit rating or, if unrated, credit quality as determined by PIMCO:

                    o    high quality
                    o    investment grade
                    o below investment grade ("high yield securities" or "junk bonds")

                    For  a further description of credit ratings,  see "Appendix
                    A--Description of Securities Ratings."

Fund                The  following  summary  identifies  the  Fund's  investment
Description,        objective,  principal investments and strategies,  principal
and Fees            risks, and expenses.  A more detailed  "Summary of Principal and Fees Risks"  describing  principal risks of investing in the Fund begins after the Fund Summary.

                    It is possible to lose money on investments in the Fund.

                    An investment in the Fund is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance
                    Corporation or any other government agency.





                  PIMCO California Municipal Bond Fund



Principal              Investment Objective           Fund Focus                     Credit Quality
Investments and        Seeks high current income      Intermediate to long-term      B to Aaa; maximum 10% below
Strategies             exempt from federal and        maturity municipal             Baa
                       California income tax.         securities (exempt from
                       Capital appreciation is a      federal and California         Dividend Frequency
                       secondary objective.           income tax)                    Declared daily and
                                                                                     distributed monthly
                                                      Average Portfolio
                                                      Duration
                                                      3-12 years


                    The Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in Municipal Bonds. The Fund invests under normal circumstances at least 65% of its net assets in debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from regular federal income tax and California income tax ("California
                    Municipal Bonds"). California Municipal Bonds generally are issued by or on behalf of the State of California and its political subdivisions, financing authorities and their agencies.

                    The Fund may  invest  without  limit in  "private  activity"
                    bonds whose interest is a  tax-preference  item for purposes
                    of  the  federal  alternative   minimum  tax  ("AMT").   For
                    shareholders  subject to the AMT, a  substantial  portion of the  Fund's  distributions  may not be exempt  from  federal income tax.  The Fund may invest up to 20% of its net assets in other  types of Fixed  Income  Instruments.  The  average portfolio  duration of this Fund  normally  varies  within a three- to twelve-year  time frame based on PIMCO's  forecast for interest  rates.  The Fund will seek income that is high relative to prevailing rates from Municipal  Bonds.  Capital appreciation,  if any,  generally  arises from  decreases in interest  rates  or  improving  credit  fundamentals  for  a particular state, municipality or issuer.

                    The  Fund  invests   primarily  in  investment   grade  debt
                    securities,  but may  invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or  S&P  or,  if  unrated,  determined  by  PIMCO  to  be of comparable quality.

                    The Fund  may  invest  in  derivative  instruments,  such as
                    options,   futures  contracts,   options  on  futures,  swap
                    agreements or in mortgage- or asset-backed  securities.  The
                    Fund may lend its portfolio  securities to brokers,  dealers and other financial  institutions  to earn income.  The Fund may seek to obtain  market  exposure  to the  securities  in which it  primarily  invests  by  entering  into a series of purchase  and sale  contracts  or by using other  investment techniques (such as buy backs or dollar rolls).

Principal           Among the  principal  risks of investing in the Fund,  which
Risks               could adversely affect its net asset value,  yield and total return are:


                    o    Interest Rate Risk               o    Issuer Risk               o    Mortgage Risk
                    o    Credit Risk                      o    Issuer Non-               o    Leveraging Risk
                    o    California State Specific Risk        Diversification Risk      o    Management Risk
                    o    Market Risk                      o    Liquidity Risk
                                                          o    Derivatives Risk


                    Please see "Summary of Principal Risks" for a description of these and other risks of investing in the Fund.

Performance         The Fund does not have a full calendar year of  performance.
Information         Thus,  no bar chart or annual  returns table is included for the Fund.


Fees and            These  tables  describe the fees and expenses you may pay if
Expenses of         you buy and hold Institutional Class shares of the Fund:
the Fund

                    Shareholder  fees (fees paid directly from your  investment)  None

                    Annual Fund Operating Expenses (expenses that are deducted from Fund assets):


                                           Distribution and/or             Other             Total Annual Fund
                      Advisory Fees        Service (12b-1) Fees         Expenses(1)         Operating Expenses
                      -------------        --------------------         -----------         -------------------
                          0.25%                    None                    0.24%                   0.49%

                  --------------------

                  (1)      Other Expenses reflects a 0.24% Administrative Fee.


                  Examples. The Examples are intended to help you compare the cost of investing in Institutional Class shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 in the noted class of shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, the Examples show what your costs would be based on these assumptions.



                                                           Year 1        Year 3
                              Institutional Class Shares    $50           $157

                     Summary of Principal Risks

                    The value of your investment in the Fund changes with the values of the Fund's investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Fund's portfolio as a whole are called "principal risks." The principal risks of the Fund are identified in the Fund Summary and are described in this section. The Fund may be subject to additional principal risks and risks other than those described below because the types of investments made by the Fund can change over time. Securities and investment techniques mentioned in this summary and described in greater detail under "Characteristics and Risks of Securities and Investment Techniques" appear in bold type. That section and
                    "Investment Objectives and Policies" in the Offering Memorandum Supplement also include more information about the Fund, its investments and the related risks. There is no guarantee that the Fund will be able to achieve its investment objective.

Interest            As  interest   rates  rise,   the  value  of  Fixed   Income
Rate Risk           Instruments  held  by  the  Fund  are  likely  to  decrease.
                    Securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations.

Credit Risk         The Fund could lose  money if the issuer or  guarantor  of a
                    Fixed  Income   Instrument,   or  the   counterparty   to  a
                    derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.
                    Municipal Bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer's ability to make payments of principal and/or interest.

Market Risk         The market price of  securities  owned by the Fund may go up or down, sometimes rapidly or unpredictably.  Securities may decline in value due to factors affecting securities markets
                    generally  or  particular  industries   represented  in  the
                    securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities.

Issuer Risk         The value of a security  may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

Liquidity           Liquidity  risk  exists  when  particular   investments  are
Risk                difficult  to purchase or sell.  The Fund's  investments  in illiquid  securities  may  reduce  the  returns  of the Fund because it may be unable to sell the illiquid  securities at an advantageous time or price. The Fund principal investment
                    strategies   involve    derivatives   or   securities   with
                    substantial market and/or credit risk which tend to have the greatest exposure to liquidity risk.

Derivatives         Derivatives are financial  contracts whose value depends on,
Risk                or is  derived  from,  the  value  of an  underlying  asset, reference rate or index. The various derivative  instruments that the Fund may use are referenced under  "Characteristics
                    and     Risks     of     Securities      and      Investment
                    Techniques--Derivatives" in this Offering Memorandum and described in more detail under "Investment Objectives and Policies" in the Offering Memorandum Supplement. The Fund typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Fund may also use derivatives for leverage, in which case its use would involve leveraging risk. The Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund investing in a derivative instrument could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Mortgage            The Fund may purchase mortgage-related  securities which are
Risk                subject to certain  additional risks.  Rising interest rates tend to extend the duration of mortgage-related  securities, making them more sensitive to changes in interest  rates. As
                    a   result,   in  a  period  of   rising   interest   rates,
                    mortgage-related    securities   may   exhibit    additional
                    volatility. This is known as extension risk. In addition, mortgage-related securities are subject to prepayment risk.
                    When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund will have to reinvest that money at the lower prevailing interest rates.

Issuer Non-         Focusing   investments   in  a  small   number  of  issuers,
Diversification     industries or foreign currencies increases risk. The Fund is
Risk                "non-diversified" and may invest a greater percentage of its assets in the  securities  of a single issuer (such as bonds
                    issued  by  a   particular   state)  than  a  fund  that  is
                    "diversified." The Fund's investment in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.
                    Similarly, the Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or from issuers in the same state.

Leveraging          Certain  transactions  may give rise to a form of  leverage.
Risk                Such  transactions  may  include,   among  others,   reverse
                    repurchase agreements,  loans of portfolios securities,  and
                    the  use  of  when-issued,   delayed   delivery  or  forward
                    commitment  transactions.  The use of  derivatives  may also create  leveraging risk. To mitigate  leveraging risk, PIMCO
                    will  segregate   liquid  assets  or  otherwise   cover  the
                    transactions that may give rise to such risk. The use of leverage may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Leverage, including borrowing, may cause the Fund to be more volatile than if the Fund had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Fund's portfolio securities.

Management          The Fund is  subject  to  management  risk  because it is an
Risk                actively  managed  investment   portfolio.   PIMCO  and  the
                    individual   portfolio   manager   will   apply   investment
                    techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

California          The  Fund   concentrates   its   investments  in  California
State Specific      municipal  bonds  and  may  be  affected   significantly  by
Risk                economic, regulatory or political developments affecting the ability  of  California  issuers  to pay  interest  or repay principal.  Provisions of the  California  Constitution  and
                    State statutes which limit the taxing and spending authority of California  governmental  entities may impair the ability of California  issuers to pay principal  and/or  interest on their obligations.  While California's  economy is broad, it does have major concentrations in high technology, aerospace and  defense-related  manufacturing,  trade,  entertainment, real estate and financial services,  and may be sensitive to
                    economic  problems   affecting  those   industries.   Future
                    California    political    and    economic     developments,
                    constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

                    Management of the Fund

Investment          PIMCO serves as the investment adviser and the administrator
Adviser and         (serving   in   its   capacity   as    administrator,    the
Administrator       "Administrator") for the Fund. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Fund and the Fund's business affairs and other administrative matters.

                    PIMCO is located at 840 Newport Center Drive, Newport Beach, California 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of March 31, 2000, PIMCO had approximately $193 billion in assets under management

Advisory            The Fund pays PIMCO fees in return for providing  investment
Fees                advisory  services  at an annual  rate equal to 0.25% of the
                    Fund's average daily net assets.

Administrative      The Fund pays for the  administrative  services  it requires
Fees                under  a  fee   structure   which  is   essentially   fixed.
                    Institutional   Class   shareholders  of  the  Fund  pay  an
                    administrative fee to PIMCO at an annual rate equal to 0.24%
                    of the Fund's assets  attributable  in the aggregate to that class of  shares.  PIMCO,  in  turn,  provides  or  procures administrative services for Institutional Class shareholders and also  bears the costs of  various  third-party  services required by the Fund, including audit, custodial,  portfolio accounting,  legal,  transfer agency and printing costs. The result  of  this  fee  structure  is an  expense  level  for
                    Institutional  Class  shareholders  of the Fund  that,  with
                    limited   exceptions,   is  precise  and  predictable  under
                    ordinary circumstances.

Individual          The following individual has had primary responsibility  for
Portfolio           managing the Fund since its inception.
Manager


                    Portfolio Manager   Recent Professional Experience

                    Mark V. McCray      Senior Vice President,  PIMCO. He joined
                                        PIMCO as a  Portfolio  Manager  in 2000.
                                        Prior to that, he was a Bond trader from
                                        1992-1999  at Goldman  Sachs & Co. where
                                        he was appointed  Vice President in 1996
                                        and  named  co-head  of  municipal  bond
                                        trading in 1997 with  responsibility for
                                        the  firm's   proprietary   account  and
                                        supervised municipal bond traders.

Distributor         The Trust's  Distributor is PIMCO Funds  Distributors LLC, a
                    wholly  owned   subsidiary   of  PIMCO   Advisors  L.P.  The
                    Distributor,  located at 2187 Atlantic  Street,  Stamford CT
                    06902, is a broker-dealer registered with the Securities and Exchange Commission.


                    Purchases, Redemptions and Exchanges

Purchasing          Shares of the Fund are  restricted  securities and are being
Shares              issued in a private placement transaction in accordance with
                    Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any "security" to the public within the meaning of the Securities Act.

                    Shares of the Fund are offered only to persons who are "accredited investors," within the meaning of the Securities Act, Regulation D or pursuant to other applicable exemptions under the Securities Act. Shares of the Fund may be purchased at the relevant net asset value ("NAV") without a sales charge or other fee.

                    Timing of Purchase Orders and Share Price Calculations. A purchase order, together with payment in proper form, received by the Trust's transfer agent, National Financial Data Services ("Transfer Agent"), prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange, on a day the Trust is open for business, together with payment made in one of the ways described below, will be effected at that day's NAV. An order received after the close of regular trading on the New York Stock Exchange will be effected at the NAV determined on the next business day. The Trust is "open for business" on each day the New York Stock Exchange is open for trading, which excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchase orders will be accepted only on days on which the Trust is open for business.

                    Other Purchase Information. Purchases of the Fund's Institutional Class shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

                    The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

                    Institutional Class shares of the Trust are not qualified or registered for sale in any state. Shares of the Trust may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of the Fund are available for offer and sale in the investor's state of residence.

                    Subject to the approval of the Trust, an investor may purchase shares of the Fund with liquid securities that are eligible for purchase by the Fund (consistent with the Fund's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust's valuation policies. These transactions will be effected only if PIMCO intends to retain the security in the Fund as an investment. Assets purchased by the Fund in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Fund's shares, if such assets were included in the Fund's assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

Redeeming           As stated above, the Fund's shares are restricted securities
Shares              that may not be sold to  investors  other  than  "accredited
                    investors"   within  the  meaning  of  the  Securities  Act,
                    Regulation  D or  pursuant  to other  applicable  exemptions under the  Securities  Act,  unless sold pursuant to another available  exemption from the Securities  Act. Shares of the
                    Fund may not be assigned,  resold or  otherwise  transferred without the written  consent of the Trust and, if requested, an  opinion  of  counsel  acceptable  to the  Trust  that an exemption from  registration is available.  Any attempt at a transfer to a third  party in  violation  of this  provision shall be void.  The trust may enforce the provisions of this
                    paragraph,   either  directly  or  through  its  agents,  by
                    entering  an   appropriate   stop-transfer   or  permit  the
                    registration or transfer on its books of any purported transfer not in accordance with these restrictions.

                    Timing of Redemption Requests and Share Price Calculations. A redemption request received by the Trust or its designee prior to the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time), on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Fund shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), the Fund's name, and must be executed or initiated by the appropriate signatories.

                    Other Redemption Information. Redemption proceeds will ordinarily be wired to the investor's bank within three business days after the redemption request, but may take up to seven business days. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

                    The Trust agrees to redeem shares of the Fund solely in cash up to the lesser of $250,000 or 1% of the Fund's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Exchange            Exchanges  of  shares  of the Fund for  shares  of any other
Privilege           series of the Trust will be based on the respective  NAVs of the shares  involved.  Subject to compliance with applicable
                    private   placement    restrictions   and   the   investment
                    restrictions  of  the  Fund,  shares  of  the  Fund  may  be
                    purchased  by  exchanging   Institutional  Class  shares  of
                    another series of the Trust for shares of the Fund.

                    Shares may only be exchanged with respect to series that are registered in an investor's state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See "Tax Consequences" in this Offering Memorandum and "Taxation" in the Offering Memorandum Supplement.

                    How Fund Shares Are Priced

                    The NAV of the Fund's Institutional Class shares is determined by dividing the total value of the Fund's portfolio investments and other assets attributable to that class, less any liabilities, by the total number of shares of that class outstanding.

                    For purposes of calculating NAV, portfolio securities and other assets for which market quotes are available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Certain securities or investments for which daily market quotations are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to other securities or indices. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, futures and options on futures are valued at the settlement price determined by the exchange. Other securities for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

                    Fund shares are valued at the close of regular trading (normally 4:00 p.m., Eastern time) (the "NYSE Close") on each day that the New York Stock Exchange is open. For purposes of calculating the NAV, the Fund normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income securities are normally priced using data reflecting the earlier closing of the principal markets for those securities. Information that becomes known to the Fund or its agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day.

                    In unusual circumstances, instead of valuing securities in the usual manner, the Fund may value securities at fair value or estimate its value as determined in good faith by the Board of Trustees, generally based upon recommendations provided by PIMCO. Fair valuation may also be used if extraordinary events occur after the close of the relevant market but prior to the NYSE Close.

                    Fund Distributions

                    The Fund distributes substantially all of its net investment income to shareholders in the form of dividends. A shareholder begins earning dividends on Fund shares the day after the Trust receives the shareholder's purchase payment. The Fund intends to declare dividends daily and pay income dividends monthly.

                    In addition, the Fund distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

                    The Fund's dividend and capital gain distributions will automatically be reinvested in additional Institutional Class shares of the Fund at NAV unless the shareholder elects to have the distributions paid in cash. A shareholder may elect future distributions paid in cash on the Client Registration Application or by submitting a written request indicating the account number, Fund name and wiring instructions. Shareholders do not pay any sales charges on shares received through the reinvestment of Fund distributions.

                    Tax Consequences

                    The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Fund.

                    The Fund will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive unless the distribution is derived from tax-exempt income and is designated as an "exempt-interest dividend." If the Fund declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

                    Dividends paid to shareholders of the Fund and derived from Municipal Bond interest are expected to be designated by the Fund as "exempt-interest dividends" and shareholders may generally exclude such dividends from gross income for federal income tax purposes. The federal tax exemption for "exempt-interest dividends" from Municipal Bonds does not necessarily result in the exemption of such dividends from state and local taxes although the Fund intends to arrange their affairs so that a portion of such distributions will be exempt from state taxes in the respective state. The Fund may invest a portion of its assets in securities that generate income that is not exempt from federal or state income tax. Dividends derived from taxable interest or capital gains will be subject to federal income tax. The interest on "private activity" bonds is a tax-preference item for purposes of the federal alternative minimum tax. As a result, for shareholders that are subject to the alternative minimum tax, income derived from "private activity" bonds will not be exempt from federal income tax. The Fund seeks to produce income that is generally exempt from federal income tax and will not benefit investors in tax-sheltered retirement plans or individuals not subject to federal income tax. Further, the Fund seeks to produce income that is generally exempt from the relevant state's income tax and will not benefit individuals that are not subject to that state's income tax.

                  If you are subject to U.S. federal income tax, you will be subject to tax on Fund distributions derived from taxable interest or capital gains whether you received them in cash or reinvested them in additional shares of the Fund. For federal income tax purposes, Fund distributions that are taxable will be taxable to you as either ordinary income or capital gains.

                  Fund dividends (i.e., distributions of investment income) are taxable to you as ordinary income. If the Fund designates a dividend as a capital gain distribution, you will pay tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your Fund shares. Distributions of gains from investments that the Fund owned for 12 months or less will generally be taxable to you as ordinary income.

                  Taxable Fund distributions are taxable to you even if they are paid from income or gains earned by the Fund prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of the Fund's distribution, you will pay full price for the shares and may receive a portion of your investment back as a taxable distribution.

                  You will generally have a taxable capital gain or loss if you dispose of your Fund shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you pay for the shares, how much you sell them for, and how long you hold them. When you exchange shares of the Fund for shares of another series, the transaction will be treated as a sale of the Fund shares for these purposes, and any gain on those shares will generally be subject to federal income tax. The Fund will send you a tax report each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income and which are short-term or long-term capital gains.

                  This section relates only to federal income tax; the consequences under other tax laws may differ. Shareholders should consult their tax advisors as to the possible application of foreign, state and local income tax laws to Fund dividends and capital distributions. Please see the Offering Memorandum Supplement for additional information regarding the tax aspects of investing in the Fund.


Investment Restrictions

Fundamental       The  Fund's  investment  objective,  as  set  forth  in  the
Investment        Offering   Memorandum  under   "Investment   Objectives  and
Restrictions      Policies,"  together with the  investment  restrictions  set forth below, are fundamental policies of the Fund and may not be changed with respect to the Fund without shareholder approval by vote of a majority of the outstanding shares of the Fund.

                  (1) The Fund may not concentrate its investments in a particular industry, as that term is used in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

                  (2) The Fund may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

                    (3) The Fund may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit the Fund, subject to restrictions described in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities or commodities.

                    (4) The Fund may borrow money or issue any senior security, only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

                    (5) The Fund may make loans only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

                    (6) The Fund may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

                    (7) Notwithstanding any other fundamental investment policy or limitation, it is a fundamental policy of the Fund that it may pursue its investment objective by investing in one or more underlying investment companies or vehicles that have substantially similar investment objectives, policies and limitations as the Fund.

Non-                The Fund is also  subject to the  following  non-fundamental
Fundamental         restrictions  and  policies(which  may  be  changed  without
Investment          shareholder  approval)  relating  to the  investment  of its
Restrictions        assets and activities.

                    (A) The Fund may not invest more than 15% of its net assets (taken at market value at the time of the investment) in "illiquid securities," illiquid securities being defined to include securities subject to legal or contractual restrictions on resale (which may include private placements), repurchase agreements maturing in more than seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), certain options traded over the counter that the Fund has purchased, securities or other liquid assets being used to cover such options the Fund has written, securities for which market quotations are not readily available, or other securities which legally or in PIMCO's opinion may be deemed illiquid (other than securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

                    (B) The Fund may not purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, but it may make margin deposits in connection with covered transactions in options, futures, options on futures and short positions.

                    (C) The Fund may not invest more than 5% of its assets (taken at market value at the time of investment) in any combination of interest only, principal only, or inverse floating rate securities.

                    (D) The Fund may not maintain a short position, or purchase, write or sell puts, calls, straddles, spreads or combinations thereof, except on such conditions as may be set forth in the Offering Memorandum and in this Offering Memorandum Supplement.

Portfolio Transactions and Brokerage

Investment          Investment  decisions  for  the  Trust  and  for  the  other
Decisions           investment  advisory  clients  of PIMCO  are and made with a
and Portfolio       view to achieving their  respective  investment  objectives.
Transactions        Investment  decisions  are the  product  of many  factors in addition to basic suitability for the particular client involved (including the Trust). Some securities considered for investments by the Fund may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of the Fund and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Fund and clients in a manner deemed fair and reasonable by PIMCO.

                    PIMCO may aggregate orders for the Fund with simultaneous transactions entered into on behalf of other clients of PIMCO so long as price and transaction expenses are averaged either for that transaction or for the day. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in PIMCO's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

Brokerage           There is generally no stated commission in the case of fixed
and                 income securities,  which are traded in the over-the-counter
Research            markets, but the price paid by the Trust usually includes an
Services            undisclosed  dealer  commission or mark-up.  In underwritten offerings, the price paid by the Trust includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Trust of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

                    PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the Fund and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking the most favorable price and execution, PIMCO, having in mind the Trust's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions.

                    PIMCO places orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Fund, PIMCO will seek the best price and execution of the Fund's orders. In doing so, the Fund may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. PIMCO also may consider sales of shares of the Trust as a factor in the selection of broker-dealers to execute portfolio transactions for the Trust.

                    It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO receives research services from many broker-dealers with which PIMCO places the Trust's portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Fund. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The management fee paid by the Trust is not reduced because PIMCO and its affiliates receive such services.

                    As permitted by Section 28(e) of the Securities Exchange Act of 1934, PIMCO may cause the Trust to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to PIMCO an amount of disclosed commission for effecting a securities transaction for the Trust in excess of the commission which another broker-dealer would have charged for effecting that transaction.

                    Consistent with the Rules of the NASD and subject to seeking the most favorable price and execution available and such other policies as the Trustees may determine, PIMCO may also consider sales of shares of the Trust as a factor in the selection of broker-dealers to execute portfolio transactions for the Trust.


                    Characteristics and Risks of Securities and Investment Techniques

                    This section provides additional information about some of the principal investments and related risks of the Fund described under "Summary Information" above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Fund from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Fund. As with any mutual fund, investors in the Fund rely on the professional investment judgment and skill of PIMCO and the individual portfolio manager. Please see "Investment Objectives and Policies" in the Offering Memorandum
                    Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Fund.

Securities          In  selecting  securities  for the Fund,  PIMCO  develops an
Selection           outlook for interest rates,  currency exchange rates and the economy; analyzes credit and call risks, and uses other security selection techniques. The proportion of the Fund's assets committed to investment in securities with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO's outlook for the U.S.
                    economy and the economies of other countries in the world, the financial markets and other factors.

                    PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping bonds into the following sectors: money markets, governments, corporate, mortgages, asset-backed and international. Sophisticated proprietary software then assists in evaluating sectors and pricing specific securities. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations and credit spreads. There is no guarantee that PIMCO's security selection techniques will produce the desired results.

U.S. Government     U.S. Government Securities are obligations of, or guaranteed
Securities          by,    the    U.S.     Government,     its    agencies    or
                    government-sponsored enterprises. U.S. Government Securities are  subject to market and  interest  rate risk,  and may be subject to varying degrees of credit risk.  U.S.  Government
                    Securities include zero coupon securities,  which tend to be
                    subject  to  greater   market   risk  than   interest-paying
                    securities of similar maturities.

Municipal           Municipal  bonds are  generally  issued by states  and local
Bonds               governments  and  their  agencies,   authorities  and  other
                    instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer.
                    Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Fund may invest include municipal lease obligations. The Fund may also invest in securities issued by entities whose underlying assets are municipal bonds.

Mortgage-           The Fund  may  invest  in  mortgage-  or other  asset-backed
Related and         securities.  Mortgage-related  securities  include  mortgage
Other Asset-        pass-through securities, collateralized mortgage obligations
Backed Securities   ("CMOs"),  commercial mortgage-backed  securities,  mortgage
                    dollar   rolls,   CMO   residuals,    stripped    Securities
                    mortgage-backed securities ("SMBSs") and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

                    The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Fund to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market's perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

                    One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or "IO" class), while the other class will receive all of the principal (the principal-only, or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity from these securities. The Fund may not invest more than 5% of its assets in any combination of IO, PO, or inverse floater securities. The Fund may invest in other asset-backed securities that have been offered to investors.

Loan                The Fund may invest in fixed- and floating-rate loans, which
Participations      investments   generally   will  be  in  the   form  of  loan
and                 participations  and  assignments  of portions of such loans.
Assignments         Participations  and  assignments  involve  special  types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Fund purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Corporate           Corporate  debt  securities  are  subject to the risk of the
Debt                issuer's  inability to meet principal and interest  payments
Securities          on  the   obligation  and  may  also  be  subject  to  price
                    volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities.

High Yield          Securities  rated  lower  than  Baa  by  Moody's   Investors
Securities          Securities  Service,  Inc.  ("Moody's") or lower than BBB by
                    Standard & Poor's  Ratings  Service  ("S&P")  are  sometimes referred to as "high  yield" or "junk"  bonds.  Investing in high yield securities  involves special risks in addition to the risks associated with investments in higher-rated  fixed
                    income  securities.   While  offering  a  greater  potential
                    opportunity for capital appreciation and higher yields, high yield securities  typically  entail greater  potential price
                    volatility   and  may  be  less  liquid  than   higher-rated
                    securities.   High  yield  securities  may  be  regarded  as
                    predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments.
                    They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities.

                    Credit Ratings and Unrated Securities. Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's and S&P. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer's current financial condition may be better or worse than a rating indicates. The Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

                    The Fund may  purchase  unrated  securities  (which  are not rated by a rating agency) if its portfolio manager determines that the security is of comparable quality to a rated security that the Fund may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security's comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that the Fund invests in high yield and/or unrated securities, the Fund's success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Fund invested exclusively in higher-quality and rated securities.

Variable and        Variable and floating rate securities provide for a periodic
Floating Rate       adjustment in the interest rate paid on the obligations. The
Securities          Fund  may   invest  in   floating   rate  debt   instruments
                    ("floaters")  and  engage in  credit  spread  trades.  While floaters  provide a certain  degree  of  protection  against rises in interest  rates,  the Fund will  participate in any declines in interest rates as well. The Fund may also invest
                    in  inverse   floating  rate  debt   instruments   ("inverse
                    floaters"). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Fund may not invest more than 5% of its assets in any combination of inverse floater, interest only, or principal only securities.

Inflation-          Inflation-indexed  bonds are fixed income  securities  whose
Indexed             principal value is periodically  Indexed adjusted  according
Bonds               to the rate of inflation.  If the index measuring  inflation falls, the Bonds principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

                    The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked        The Fund may invest in "event-linked bonds," which are fixed
Bonds               income  securities  for which the  return of  principal  and payment of interest is contingent on the non-occurrence of a specific  "trigger" event, such as a hurricane,  earthquake,
                    or  other  physical  or  weather-related   phenomenon.  Some
                    event-linked  bonds are commonly referred to as "catastrophe bonds."  If a  trigger  event  occurs,  the  Fund may lose a portion  or all  of  its  principal  invested  in the  bond.
                    Event-linked   bonds  often  provide  for  an  extension  of
                    maturity to process  and audit loss  claims  where a trigger event has,  or  possibly  has,  occurred.  An  extension  of maturity may  increase  volatility.  Event-linked  bonds may
                    also  expose  the  Fund  to  certain   unanticipated   risks
                    including credit risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked bonds may also be subject to liquidity risk.

Convertible         The Fund may invest in convertible  securities.  Convertible
and Equity          securities  are  generally  preferred  and  stocks and other
Securities          securities,  including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. The Fund may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Fund's ability to achieve its investment objective.

                    While the Fund intends to invest primarily in fixed income securities, it may invest in convertible securities or equity securities. While some companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, the Fund may consider convertible securities or equity securities to gain exposure to such investments.

                    Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

Repurchase          The Fund may enter into repurchase agreements,  in which the
Agreements          Fund  purchases  a  security  from  a  Agreements   bank  or
                    broker-dealer and agrees to repurchase the security at the Fund's cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse             The Fund may enter into reverse  repurchase  agreements  and
Repurchase          dollar  rolls,   subject  to  the  Fund's   limitations   on
Agreements,         borrowings.  A reverse  repurchase  agreement or dollar roll
Dollar              involves  the  sale  of a  security  by  the  Fund  and  its
Rolls and           agreement to repurchase  the  instrument at a specified time
Other Borrowings    and price,  and may be  considered a form of  borrowing  for some purposes. The Fund will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its obligations under reverse repurchase agreements, dollar rolls, and other borrowings. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for the Fund.

                    The Fund may borrow money to the extent permitted under the Investment Company Act of 1940 ("1940 Act"), as amended. This means that, in general, the Fund may borrow money from banks for any purpose on a secured basis in an amount up to 1/3 of the Fund's total assets. The Fund may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Fund's total assets.

Derivatives         The  Fund  may,  but  is not  required  to,  use  derivative instruments for risk  management  purposes or as part of its investment strategies.  Generally, derivatives are financial contracts  whose value depends upon, or is derived from, the value of an underlying  asset,  reference rate or index, and may relate to stocks, bonds,  interest rates,  currencies or currency exchange rates,  commodities,  and related indexes.
                    Examples   of   derivative   instruments   include   options
                    contracts,  futures contracts,  options on futures contracts and swap agreements.  The Fund may invest some or all of its assets in derivative instruments.  The portfolio manager may decide not to employ any of these strategies and there is no assurance  that any  derivatives  strategy  used by the Fund will succeed.  A description  of these and other  derivative instruments  that  the  Fund  may  use are  described  under
                    "Investment   Objectives   and  Policies"  in  the  Offering
                    Memorandum Supplement.

                    The Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. A description of various risks associated with particular derivative instruments is included in "Investment Objectives and Policies" in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Fund.

                    Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

                    Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a "counterparty") to make required payments or otherwise comply with the contract's terms.

                    Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

                    Leverage Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Fund uses derivatives for leverage, investments in the Fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Fund will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

                    Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. There is no assurance that the Fund will engage in derivatives transactions at any time or from time to time. The Fund's ability to use derivatives may also be limited by certain regulatory and tax considerations.

                    Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. The Fund may also have to buy or sell a security at a disadvantageous time or price because the Fund is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

                    Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. In addition, the Fund's use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Delayed             The Fund may also enter into, or acquire  participations in,
Funding             delayed funding loans and revolving  credit  facilities,  in
Loans and           which a lender  agrees to make loans up to a maximum  amount
Revolving           upon demand by the borrower during a specified  term.  These
Credit              commitments  may have the  effect of  requiring  the Fund to
Facilities          increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that the Fund is committed to advance additional funds, it will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

When-Issued,        The Fund may  purchase  securities  which it is  eligible to
Delayed             purchase on a when-issued  basis, may purchase and sell such
Delivery and        securities  for delayed  delivery and may make  contracts to
Forward             purchase such  securities for a fixed price at a future date
Commitment          beyond  normal   settlement   time  (forward   commitments).
Transactions        When-issued  transactions,  delayed  delivery  purchases and forward  commitments  involve a risk of loss if the value of the securities  declines prior to the settlement  date. This risk is in addition to the risk that the Fund's other assets will decline in the value. Therefore, these transactions may result in a form of leverage and increase the Fund's overall
                    investment  exposure.   Typically,   no  income  accrues  on
                    securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated to cover these positions.

Investment in       The Fund may invest up to 10% of its assets in securities of
Other               other investment  companies,  such as closed-end  management
Investment          investment  companies,   or  in  pooled  accounts  or  other
Companies           investment  vehicles which invest in foreign  markets.  As a
                    shareholder   of  an  investment   company,   the  Fund  may
                    indirectly bear service and other fees which are in addition to the fees the Fund pays its service providers.

                    Subject to the restrictions and limitations of the 1940 Act, the Fund may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives, policies and limitations as the Fund.

Short Sales         The  Fund  may  make  short  sales  as part  of its  overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the Fund to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as "covering" the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Fund. The Fund making a short sale must segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner.

Illiquid            The Fund may invest up to 15% of its net assets in  illiquid
Securities          securities.  Certain illiquid securities may require pricing at  fair  value  as  determined  in  good  faith  under  the supervision  of the Board of Trustees.  A portfolio  manager may  be  subject  to  significant  delays  in  disposing  of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are  higher  than  those  for  transactions  in  liquid securities.  The term "illiquid securities" for this purpose means  securities  that cannot be  disposed of within  seven days in the ordinary course of business at approximately the
                    amount  at  which  the  Fund  has  valued  the   securities.
                    Restricted securities,  i.e., securities subject to legal or
                    contractual   restrictions  on  resale,   may  be  illiquid.
                    However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of            For the purpose of achieving  income,  the Fund may lend its
Portfolio           portfolio   securities  to  brokers,   dealers,   and  other
Securities          financial  institutions  provided a number of conditions are satisfied,  including that the loan is fully collateralized.
                    Please see "Investment Objectives and Policies" in the Offering Memorandum Supplement for details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan.

Portfolio           The length of time the Fund has held a  particular  security
Turnover            is not generally a consideration in investment decisions.  A change  in the  securities  held  by the  Fund is  known  as
                    "portfolio  turnover."  The Fund may engage in frequent  and active  trading  of  portfolio  securities  to  achieve  its
                    investment   objective,   particularly   during  periods  of
                    volatile market movements. High portfolio turnover (e.g., over 100%) involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are generally taxed at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund's performance.

Temporary           For  temporary  or defensive  purposes,  the Fund may invest
Defensive           without limit in U.S.  debt  securities,  including  taxable
Strategies          securities  and  short-term  money market  securities,  when
                    PIMCO deems it appropriate to do so. When the Fund engages in such strategies, it may not achieve its investment objective.

Changes in          The investment  objective of the Fund is fundamental and may
Investment          not  be  changed  without   shareholder   approval.   Unless
Objectives          otherwise stated, all other investment  policies of the Fund
and Policies        may be changed by the Board of Trustees without  shareholder approval.

Percentage          Unless otherwise stated, all percentage  limitations on Fund
Investment          investments listed in this Offering Memorandum will apply at
Limitations         the time of  investment.  The Fund would not  violate  these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Other               The Fund may invest in other types of  securities  and use a
Investments         variety of investment  techniques  strategies  which are not
and                 described in this Offering Memorandum.  These securities and
Techniques          and  techniques  may subject the Fund to  additional  risks.
                    Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Fund.

                  Appendix A
                     Description of Securities Ratings

                  The Fund's investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody's or S&P or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the Fund's assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

                  High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

                  Investment Grade Debt Securities are those rated in one of the
                  four  highest  rating   categories  or,  if  unrated,   deemed
                  comparable by PIMCO.

                  Below Investment Grade, High Yield Securities ("Junk Bonds") are those rated lower than Baa by Moody's or BBB by S&P and comparable securities. They are deemed predominately speculative with respect to the issuer's ability to repay principal and interest.

                  Following is a description of Moody's and S&P's rating categories applicable to fixed income securities.

Moody's Investors Service, Inc.

                  Corporate and Municipal Bond Ratings

                  Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                  Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than with Aaa securities.

                  A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

                  Baa: Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                  Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                  B: Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                  Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                  Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                  C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                  Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classified from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Corporate Short-Term Debt Ratings

                  Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters of credit and bonds of indemnity are excluded unless explicitly rated.

                  Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

                  PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

                  PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                  PRIME-3: Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

                  NOT PRIME: Issuers rated Not Prime do not fall within any of the Prime rating categories.

Short-Term Municipal Bond Ratings

                  There are four rating categories for short-term municipal bonds that define an investment grade situation, which are listed below. In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The first element represents an evaluation of the degree of risk associated with scheduled principal and interest payments, and the other represents an evaluation of the degree of risk associated with the demand feature. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG ratings terminate at the retirement of the obligation while VMIG rating expiration will be a function of each issue's specific structural or credit features.

                  MIG 1/VMIG 1: This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                  MIG 2/VMIG 2: This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

                  MIG 3/VMIG 3: This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                  MIG  4/VMIG  4: This  designation  denotes  adequate  quality.
                  Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

                  SG:  This  designation  denotes  speculative   quality.   Debt
                  instruments in this category lack margins of protection.

Standard & Poor's Ratings Service

                  Corporate and Municipal Bond Ratings

                  Investment Grade

                  AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                  AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

                  A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

                  BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

                  Speculative Grade

                  Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

                  BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

                  B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

                  CCC: Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

                  CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

                  C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                  CI: The rating CI is reserved for income bonds on which no interest is being paid.

                  D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                  Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                  Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

                  r: The "r" is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

                  The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

                  N.R.:  Not rated.

                  Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Commercial Paper Rating Definitions

                  An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from A for the highest quality obligations to D for the lowest. These categories are as follows:

                  A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

                  A-2:   Capacity  for  timely   payment  on  issues  with  this
                  designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

                  A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                  B: Issues rated B are regarded as having only speculative capacity for timely payment.

                  C: This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

                  D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

                  A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

PIMCO Funds:
Pacific Investment
Management Series

                  ----------------------------------------------------------------------------------------------------
                  INVESTMENT ADVISER AND ADMINISTRATOR
                  PIMCO, 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660

                  ----------------------------------------------------------------------------------------------------
                  CUSTODIAN
                  State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, MO 64105

                  ----------------------------------------------------------------------------------------------------
                  TRANSFER AGENT
                  National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, MO 64105

                  ----------------------------------------------------------------------------------------------------
                  INDEPENDENT ACCOUNTANTS
                  PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, MO 64105

                  ----------------------------------------------------------------------------------------------------
                  LEGAL COUNSEL
                  Dechert Price & Rhoads, 1775 Eye Street N.W., Washington, D.C. 20006



The Trust's Offering Memorandum Supplement includes additional information about the Fund. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about the Fund's investments will be available in the Fund's annual report and semi-annual report to shareholders. The Fund's annual report (when available) will discuss the market conditions and investment strategies that significantly affected the Fund's performance during its fiscal year.

You may obtain free copies of any of these materials, request other information about the Fund, or make shareholder inquiries by writing to:

               PIMCO Funds
               840 Newport Center Drive
               Suite 300
               Newport Beach, CA  92660

You may review and copy information about the Trust, including the Offering Memorandum Supplement, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1-202-942-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the Commission's Web site at www.sec.gov. You may get copies of this information, upon payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102, or by electronic request at publicinfo@sec.gov.

The Fund is issuing shares in a private placement transaction in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.


PIMCO Funds

840 Newport Center Drive
Suite 300
Newport Beach, CA  92660
www.pimco.com

Investment Company Act file no. 811-5028

                                  PIMCO Funds:
                      Pacific Investment Management Series

                         Offering Memorandum Supplement:
                      PIMCO California Municipal Bond Fund

This Offering Memorandum Supplement (the "Supplement") should be read in conjunction with the Offering Memorandum for the PIMCO California Municipal Bond Fund (the "Fund") series of PIMCO Funds: Pacific Investment Management Series (the "Trust"), dated May 16, 2000. The Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased by persons who are "accredited investors," as defined in the Securities Act, Regulation D or pursuant to other applicable exemptions under the Securities Act.

Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.


May 16, 2000

                                Table Of Contents


INVESTMENT OBJECTIVES AND POLICIES............................................4

         Borrowing............................................................4
         Corporate Debt Securities............................................5
         Convertible Securities...............................................6
         High Yield Securities ("Junk Bonds").................................6
         Variable and Floating Rate Securities................................7
         Participation on Creditors Committees................................7
         Mortgage-Related and Other Asset-Backed Securities...................8
         Bank Obligations....................................................12
         Loan Participations.................................................12
         Loans of Portfolio Securities.......................................14
         Short Sales.........................................................14
         When-Issued, Delayed Delivery and Forward Commitment Transactions...14
         Derivative Instruments..............................................15
         Inflation-Indexed Bonds.............................................22
         Hybrid Instruments..................................................23
         Event-Linked Bonds..................................................23
         Warrants to Purchase Securities.....................................24
         Illiquid Securities.................................................24
         Municipal Bonds.....................................................24

INVESTMENT RESTRICTIONS......................................................28

MANAGEMENT OF THE TRUST......................................................29

         Trustees and Officers...............................................29
         Compensation Table..................................................33
         Investment Adviser..................................................34
         Fund Administrator..................................................34

DISTRIBUTION OF TRUST SHARES.................................................35

         Distributor.........................................................35
         Purchases, Redemptions and Exchanges................................36

NET ASSET VALUE..............................................................37

TAXATION ....................................................................37

         Distributions.......................................................39
         Sales of Shares.....................................................39
         Backup Withholding..................................................39
         Options, Futures and Forward Contracts, and Swap Agreements.........39
         Short Sales.........................................................40
         Original Issue Discount and Market Discount.........................40
         Constructive Sales..................................................41
         Non-US Shareholders.................................................41
         Other Taxation......................................................42

OTHER INFORMATION............................................................42

         Capitalization......................................................42
         Performance Information.............................................43
         Calculation of Yield................................................43
         Calculation of Total Return.........................................44
         Voting Rights.......................................................46
         Code of Ethics......................................................47
         Custodian, Transfer Agent and Dividend Disbursing Agent.............47
         Independent Accountants.............................................47
         Counsel.............................................................48
         Financial Statements................................................48

                                    THE TRUST

         The Trust is an open-end management investment company ("mutual fund") currently consisting of forty-one separate investment portfolios, one of which is described in this Supplement: the PIMCO California Municipal Bond Fund. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                       INVESTMENT OBJECTIVES AND POLICIES

         The investment objectives and general investment policies of the Fund are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Fund's investments is set forth below.

Borrowing

         The Fund may borrow money to the extent permitted under the Investment Company Act of 1940 ("1940 Act"), as amended, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Fund may borrow money from banks for any purpose on a secured basis in an amount up to 1/3 of the Fund's total assets. The Fund may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Fund's total assets.

         Specifically, provisions of the 1940 Act require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund's total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Fund's total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

         As noted below, the Fund also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Fund. To the extent the Fund covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Fund's commitment to repurchase, such an agreement will not be considered a "senior security" by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Fund's portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

         The Fund may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Fund, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Fund continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Fund typically will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Fund may decline below the repurchase price of the securities sold by the Fund which it is obligated to repurchase. To the extent that positions in reverse repurchase agreements are not covered through the segregation of liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Fund's limitations on borrowings, which would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to 1/3 of the Fund's total assets.

         A "mortgage dollar roll" is similar to a reverse repurchase agreement in certain respects. In a "dollar roll" transaction the Fund sells a mortgage-related security, such as a security issued by the Government National Mortgage Association ("GNMA"), to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities which are "substantially identical." To be considered "substantially identical," the securities returned to the Fund generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy "good delivery" requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 2.5% of the initial amount delivered.

         The Fund's obligations under a dollar roll agreement must be covered by segregated liquid assets equal in value to the securities subject to repurchase by the Fund. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Fund's restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed "illiquid" and subject to the Fund's overall limitations on investments in illiquid securities.

         The Fund also may effect simultaneous purchase and sale transactions that are known as "sale-buybacks." A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments make on the underlying security pending settlement of the Fund's repurchase of the underlying security. The Fund's obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Fund's forward commitment to repurchase the subject security.

Corporate Debt Securities

         The Fund's investments in U.S. dollar corporate debt securities of domestic issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in PIMCO's opinion comparable in quality to corporate debt securities in which the Fund may invest.

         Corporate income-producing securities may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

         Securities rated Baa and BBB are the lowest which are considered "investment grade" obligations. Moody's Investor Service, Inc. ("Moody's") describes securities rated Baa as "medium-grade" obligations; they are "neither highly protected nor poorly secured . . . [i]nterest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well." Standard & Poor's Ratings Services ("S&P") describes securities rated BBB as "regarded as having an adequate capacity to pay interest and repay principal . . . [w]hereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal .
 . . than in higher rated categories." For a discussion of securities rated below investment grade, see "High Yield Securities ("Junk Bonds")" below.

Convertible Securities

         A convertible debt security is a bond, debenture, note, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities. Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

         Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. In addition, convertible securities are often lower-rated securities.

         A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund's ability to achieve its investment objective. The Fund generally would invest in convertible securities for their favorable price characteristics and total return potential and would normally not exercise an option to convert.

High Yield Securities ("Junk Bonds")

         Investments in securities rated below investment grade that are eligible for purchase by the Fund are described as "speculative" by both Moody's and S&P. Investment in lower rated corporate debt securities ("high yield securities" or "junk bonds") generally provides greater income and increased
opportunity  for  capital   appreciation  than  investments  in  higher  quality
securities, but they also typically entail greater price volatility and principal and income risk. These high yield securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities.

         High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Fund investing in such securities may incur additional expenses to seek recovery. In the case of high yield securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

         The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield security, and could adversely affect the daily net asset value of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions.

         The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting securities for the Fund, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a portfolio security held by the Fund, the Fund may retain the portfolio security if PIMCO deems it in the best interest of shareholders.

Variable and Floating Rate Securities

         Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

         The Fund may invest in floating rate debt instruments ("floaters") and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         The Fund may also invest in inverse floating rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

Participation on Creditors Committees

         The Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may subject the Fund to expenses such as legal fees and may make the Fund an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict such Fund's ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund on such committees also may expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. The Fund will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Fund's rights as a creditor or to protect the value of securities held by the Fund.

Mortgage-Related and Other Asset-Backed Securities

         Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See "Mortgage Pass-Through Securities." The Fund may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see "Collateralized Mortgage Obligations"), and in other types of mortgage-related securities.

         Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

         The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective maturity of the security beyond what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase in the effective maturity of a mortgage-related security, the volatility of such security can be expected to increase.

         The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs (the "VA").

         Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originator/servicers and poolers, PIMCO determines that the securities meet the Trust's quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Fund will not purchase mortgage-related securities or any other assets which in PIMCO's opinion are illiquid if, as a result, more than 15% of the value of the Fund's net assets will be illiquid.

         Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Fund's industry concentration restrictions, set forth below under "Investment Restrictions" in the Offering Memorandum, by virtue of the exclusion from that test available to all securities that are issued or guaranteed by the U.S. Government, its agencies, or instrumentalities ("U.S. Government Securities"). In the case of privately issued mortgage-related securities, the Fund may take the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government Securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

         Collateralized Mortgage Obligations (CMOs). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

         CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

         In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

         FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semi-annually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

         If collection of principal (including prepayments) on the mortgage loans during any semi-annual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

         Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

         Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. The market for commercial mortgage-backed securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-backed securities. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

         Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities ("SMBS"). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

         CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

         The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities--Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based.

         CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"). CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed "illiquid" and subject to the Fund's limitations on investment in illiquid securities.

         Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

         SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

         Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to the Fund's limitations on investment in illiquid securities.

         Other Asset-Backed Securities. Similarly, PIMCO expects that other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future. Several types of asset-backed securities have already been offered to investors, including Certificates for Automobile ReceivablesSM ("CARSSM"). CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor's return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

         Consistent with the Fund's investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

         Bank obligations in which the Fund may invest include certificates of deposit, bankers' acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Fund will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements maturing in more than seven days and other illiquid assets.

Loan Participations

         The  Fund  may  purchase   participations  in  commercial  loans.  Such
indebtedness may be secured or unsecured. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Fund intends to invest may not be rated by any nationally recognized rating service.

         A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

         A financial institution's employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank's general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

         Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund's share price and yield could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower's obligation, or that the collateral can be liquidated.

         The Fund may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested.

         The Fund limits the amount of its total assets that it will invest in any one issuer or in issuers within the same industry (see "Investment Restrictions" in the Offering Memorandum). For purposes of these limits, the Fund generally will treat the corporate borrower as the "issuer" of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the corporate borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the corporate borrower, Securities and Exchange Commission ("SEC") interpretations require the Fund to treat both the lending bank or other lending institution and the corporate borrower as "issuers" for the purposes of determining the percentage of total assets that the Fund has invested in a single issuer. Treating a financial intermediary as an issuer of indebtedness may restrict the Funds' ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

         Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund's net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund's daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Fund currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Fund's limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust's investment restriction relating to the lending of funds or assets by the Fund.

         Investments in loans through a direct assignment of the financial institution's interests with respect to the loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund rely on PIMCO's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund.

Loans of Portfolio Securities

         For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government Securities, cash or cash equivalents (negotiable certificates of deposits, bankers' acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to the current market value of the securities loaned; (ii) the Fund may at any time call the loan and obtain the return of the securities loaned; (iii) the Fund will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 331/3% of the total assets of the Fund.

Short Sales

         The Fund may make short sales of securities as part of their overall portfolio management strategies involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline.

         When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

         If the price of the security sold short increases between the time of the short sale and the time and the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

         To the extent that the Fund engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales "against the box") will maintain additional asset coverage in the form of segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. The Fund does not intend to enter into short sales (other than those "against the box") if immediately after such sale the aggregate of the value of all collateral plus the amount of the segregated assets exceeds one-third of the value of the Fund's net assets. This percentage may be varied by action of the Trustees. A short sale is "against the box" to the extent that the Fund contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Fund will engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder.

When-Issued, Delayed Delivery and Forward Commitment Transactions

         The Fund may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, the Fund will segregate until the settlement date assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated.

         When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund's other investments. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

         When the Fund has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity or could suffer a loss. The Fund may dispose of or renegotiate a transaction after it is entered into, and may sell when-issued, delayed delivery or forward commitment securities before they are delivered, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Fund may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Derivative Instruments

         In pursuing its objectives the Fund may purchase and sell (write) both put options and call options on securities, and securities indexes, and enter into interest rate and index futures contracts and purchase and sell options on such futures contracts ("futures options") for hedging purposes or as part of their overall investment strategies. The Fund also may enter into swap agreements with respect to interest rates and indexes of securities. The Fund may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund may also use those instruments, provided that the Trustees determine that their use is consistent with the Fund's investment objective.

         The value of some derivative instruments in which the Fund invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Fund, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Fund could be exposed to the risk of loss.

         The Fund might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in utilizing a derivatives strategy for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Fund is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of the Fund to close out or to liquidate its derivatives positions. In addition, the Fund's use of such instruments may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. Under certain extreme circumstances, the Fund investing in a derivative instrument could lose more than the principal amount invested, although PIMCO will typically cover open derivatives positions by segregating liquid assets (or other economically appropriate covering positions) in an attempt to minimize this risk.

         Options on Securities and Indexes. The Fund may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on a regulated foreign over-the-counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

         An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

         The Fund will write call options and put options only if they are "covered." In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian) upon conversion or exchange of other securities held by the Fund. For a call option on an index, the option is covered if the Fund maintains with its custodian assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount equal to the contract value of the index. A call option is also covered if the Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Fund in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. A put option on a security or an index is "covered" if the Fund segregates assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees equal to the exercise price. A put option is also covered if the Fund holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Fund in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees.

         If an option written by the Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires.

         The Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

         The premium paid for a put or call option purchased by the Fund is an asset of the Fund. The premium received for an option written by the Fund is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

         The Fund may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Fund's immediate obligations. The Fund may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Fund will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

         Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price, but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

         There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, the Fund forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

         If trading were suspended in an option purchased by the Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund's securities during the period the option was outstanding.

         Futures Contracts and Options on Futures Contracts. The Fund may invest in interest rate futures contracts and options thereon ("futures options").

         An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S. Treasury bills; 90-day commercial paper; and bank certificates of deposit.

         The Fund may purchase and write call and put futures options, as specified for that Fund in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

         To comply with applicable rules of the Commodity Futures Trading Commission ("CFTC") under which the Trust and the Fund avoid being deemed a "commodity pool" or a "commodity pool operator," the Fund intends generally to limit its use of futures contracts and futures options to "bona fide hedging" transactions, as such term is defined in applicable regulations, interpretations and practice. For example, the Fund might use futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund's securities or the price of the securities which the Fund intends to purchase. The Fund's hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce that Fund's exposure to interest rate fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and futures options.

         The Fund will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

         When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn interest income on its initial margin deposits. A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark to market its open futures positions.

         The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

         Although some futures contracts call for making or taking delivery of the underlying securities, frequently these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations.

         The Fund may write covered straddles consisting of a call and a put written on the same underlying futures contract. A straddle will be covered when sufficient assets are deposited to meet the Fund's immediate obligations. The Fund may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Fund will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

         Limitations on Use of Futures and Futures Options. When purchasing a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund.

         When selling a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the instruments underlying the contract. Alternatively, the Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Trust's custodian).

         When selling a call option on a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Fund may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund.

         When selling a put option on a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Fund may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund.

         To the extent that securities with maturities greater than one year are used to segregate assets to cover the Fund's obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Fund's portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on the Fund's portfolio securities. Thus, the use of a longer-term security may require the Fund to hold offsetting short-term securities to balance the Fund's portfolio such that the Fund's duration does not exceed the maximum permitted for the Fund in the Offering Memorandum.

         The requirements for qualification as a regulated investment company also may limit the extent to which the Fund may enter into futures, futures options or forward contracts. See "Taxation."

         Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. Under extreme circumstances, purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract, even though PIMCO will typically cover open futures positions in an attempt to minimize this risk. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Fund securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

         Futures contracts on U.S. Government Securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government Securities reacted. To the extent, however, that the Fund enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Fund's holdings of Municipal Bonds. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

         Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

         There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or a futures option position, and that the Fund would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

         Additional  Risks of  Options on  Securities,  Futures  Contracts,  and
Options on Futures Contracts. Options on securities, futures contracts, and options on futures contracts may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

         Swap Agreements. The Fund may enter into interest rate and index swap agreements. These transactions are entered into in a attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, or in a "basket" of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

         Most swap agreements entered into by the Fund would calculate the obligations of the parties to the agreement on a "net basis." Consequently, the Fund's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Fund's current obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Fund's portfolio. Obligations under swap agreements so covered will not be construed to be "senior securities" for purposes of the Fund's investment restriction concerning senior securities.

         Whether the Fund's use of swap agreements will be successful in furthering its investment objective of total return will depend on PIMCO's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Fund will enter into swap agreements only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of the Fund's repurchase agreement guidelines). Certain restrictions imposed on the Fund by the Internal Revenue Code may limit the Fund's ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

         Certain swap agreements are exempt from most provisions of the Commodity Exchange Act ("CEA") and, therefore, are not regulated as futures or commodity option transactions under the CEA, pursuant to regulations approved by the CFTC effective February 22, 1993. To qualify for this exemption, a swap agreement must be entered into by "eligible participants," which includes the following, provided the participants' total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million; commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility.

         This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The Policy Statement applies to swap transactions settled in cash that (1) have individually tailored terms, (2) lack exchange-style offset and the use of a clearing organization or margin system, (3) are undertaken in conjunction with a line of business, and (4) are not marketed to the public.

         Structured Notes. Structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. To the extent the Fund invests in these securities, however, PIMCO analyzes these securities in its overall assessment of the effective duration of the Fund's portfolio in an effort to monitor the Fund's interest rate risk.

Inflation-Indexed Bonds

         Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

         Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months were 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years' inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

         If  the  periodic   adjustment  rate  measuring  inflation  falls,  the
principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

         The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

         While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

         The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

         Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Hybrid Instruments

         A hybrid instrument can combine the characteristics of securities, futures, and options. For example, the principal amount or interest rate of a hybrid could be tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate (each a "benchmark"). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark.

         Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Fund.

         Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund's investments in these products will be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Event-Linked Bonds

         Event-linked bonds are fixed income securities, for which the return of principal and payment of interest is contingent on the non-occurrence of a specific "trigger" event, such as a hurricane, earthquake, or other physical or weather-related phenomenon. They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities. If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Fund investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. In addition to the specified trigger events, event-linked bonds may also expose the Fund to certain unanticipated risks including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

         Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See "Illiquid Securities" below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Fund may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Fund will only invest in catastrophe bonds that meet the credit quality requirements for the Fund.

Warrants to Purchase Securities

         The Fund may invest in or acquire warrants to purchase equity or fixed income securities. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Illiquid Securities

         The Fund may invest up to 15% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

         Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Municipal Bonds

         The Fund may invest in securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. It is the policy of the Fund to have 80% of its net assets invested in debt obligations the interest on which, in the opinion of bond counsel to the issuer at the time of issuance, is exempt from federal income tax ("Municipal Bonds"). The Fund will invest, under normal circumstances, at least 65% of its net assets in debt securities whose interest is, in the opinion of bond counsel for the issuers at the time of issuance, exempt from federal income tax and California income tax. The ability of the Fund to invest in securities other than Municipal Bonds is limited by a requirement of the Internal Revenue Code that at least 50% of the Fund's total assets be invested in Municipal Bonds at the end of each calendar quarter. See "Taxes."

         Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California Municipal Bonds generally are issued by or on behalf of the State of California and its political subdivisions and financing authorities, and local governments. The Municipal Bonds that the Fund may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer's general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer's general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

         Under the Internal Revenue Code, certain limited obligation bonds are considered "private activity bonds" and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

         The Fund may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the Fund will assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. The Fund may also purchase unrated lease obligations if determined by the Adviser to be of comparable quality to rated securities in which the Fund is permitted to invest.

         The Fund may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. The Fund may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

         Some longer-term Municipal Bonds give the investor the right to "put" or sell the security at par (face value) within a specified number of days following the investor's request-usually one to seven days. This demand feature enhances a security's liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.

         The Fund may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, they give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Fund might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Fund will not invest more than 5% of its net assets in municipal warrants.

         The Fund may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements ("SBPAs"). Letters of credit that are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders. The number of municipal bond insurers is relatively small, and not all of them have the highest rating. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider's obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

         The Fund may invest in Residual Interest Bonds, which are created by dividing the income stream provided by an underlying bond to create two securities, one short term and one long term. The interest rate on the short-term component is reset by an index or auction process normally every seven to 35 days. After income is paid on the short-term securities at current rates, the residual income goes to the long-term securities. Therefore, rising short-term interest rates result in lower income for the longer-term portion, and vice versa. The longer-term bonds can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. The Fund will not invest more than 10% of its total assets in Residual Interest Bonds.

         The Fund also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Fund will invest only in securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

         Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

         The Fund may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Fund may also sell Municipal Bonds due to changes in the Adviser's evaluation of the issuer or cash needs resulting from redemption requests for Fund shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Fund's ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

         Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

         Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund's Municipal Bonds in the same manner. In particular, the Fund is subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of the states of California. PIMCO has not independently verified the information, but has no reason to believe that it is not correct.

         California. The Fund may be particularly affected by political, economic or regulatory developments affecting the ability of California issuers to pay interest or repay principal. Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

         Certain debt obligations held by the Fund may be obligations of issuers which rely in whole or in substantial part on California state revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State's General Fund to counties, cities and their various entities, is not entirely certain. To the extent local entities do not receive money from the State to pay for their operations and services, their ability to pay debt service on obligations held by the Fund may be impaired.

         Certain tax-exempt securities in which the Fund may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law which could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

         California is the most populous state in the nation with a total population estimated at 32.9 million. The State now comprises 12.3% of the nation's population and 12.5% of its total personal income. Its economy is broad and diversified with major concentrations in high technology research and manufacturing, aerospace and defense-related manufacturing, trade, entertainment, real estate, and financial services. After experiencing strong growth throughout much of the 1980s, from 1990-1993 the State suffered through a severe recession, the worst since the 1930's, heavily influenced by large cutbacks in defense/aerospace industries and military base closures and a major drop in real estate construction. California's economy has been recovering and growing steadily stronger since the start of 1994, to the point where the State's economic growth is outpacing the rest of the nation. The unemployment rate, while still higher than the national average, fell to an average of 5.9% in 1998, compared to over 10% at the worst of the recession. California's economic recovery from the recession is continuing at a strong pace. Recent economic reports indicate that, while the rate of economic growth in California is expected to moderate over the next year, the increases in employment and income may exceed those of the nation as a whole. The unsettled financial situation occurring in certain Asian economies, and its spillover effect elsewhere, may adversely affect the State's export-related industries and, therefore, the State's rate of economic growth.

         Revenue bonds represent both obligations payable from State revenue-producing enterprises and projects, which are not payable from the General Fund, and conduit obligations payable only from revenues paid by private users of facilities financed by such revenue bonds. Such enterprises and projects include transportation projects, various public works and exposition projects, educational facilities (including the California State University and University of California systems), housing, health facilities, and pollution control facilities.

         In years past, because of the State's budget problems, the State's General Obligation bonds were downgraded. In 1996, however, citing California's improving economy and budget situation, Fitch and S&P raised their ratings from A to A+. In October, 1997, Fitch raised its rating from A+ to AA-referring to the State's fundamental strengths, the extent of its economic recovery and the return of financial stability. In October 1998, Moody's raised its rating from A1 to Aa3 citing the State's continuing economic recovery and a number of actions taken to improve the State's credit condition, including the rebuilding of cash and budget reserves. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State Municipal Obligations in which the California Intermediate Municipal Bond Fund invests.

         The State is party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources.

         Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that other measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.

         The Fund may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal
Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

                            INVESTMENT RESTRICTIONS

          Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Fund, such excess shall be subject to the 300% asset coverage requirement.

          To the extent the Fund covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined to be liquid in accordance with procedures adopted by the Trustees, equal in value to the amount of the Fund's commitment to repurchase, such an agreement will not be considered a "senior security" by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund.

          The staff of the SEC has taken the position that purchased over-the-counter ("OTC") options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which the Fund will not purchase or sell OTC options if, as a result of such transactions, the sum of: 1) the market value of OTC options currently outstanding which are held by the Fund, 2) the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and 3) margin deposits on the Fund's existing OTC options on futures contracts, exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy is not a fundamental policy of the Fund and may be amended by the Trustees without the approval of shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the SEC staff of its position.

          Unless otherwise indicated, all limitations applicable to Fund investments (as stated above and elsewhere in this Supplement) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Fund assets invested in certain securities or other instruments, or change in the average duration of the Fund's investment portfolio, resulting from market fluctuations or other changes in the Fund's total assets will not require the Fund to dispose of an investment until PIMCO determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Fund. In the event that ratings services assign different ratings to the same security, PIMCO will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

          The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. The Trust has filed an application seeking an order from the SEC to permit the Fund to enter into transactions with respect to the investment of daily cash balances of the Fund in shares of the PIMCO Money Market Fund, another series of the Trust, as well as the use of daily excess cash balances of the PIMCO Money Market Fund in inter-fund lending transactions with the other series of the Trust for temporary cash management purposes. The interest paid by the Fund in such an arrangement will be less than that otherwise payable for an overnight loan, and will be in excess of the overnight rate the PIMCO Money Market Fund could otherwise earn as lender in such a transaction.

                             MANAGEMENT OF THE TRUST

Trustees and Officers

         The business of the Trust is managed under the direction of the Trust's Board of Trustees. Subject to the provisions of the Trust's Declaration of Trust, its By-Laws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust's officers.

         The Trustees and Executive Officers of the Trust, their ages, their business address and a description of their principal occupations during the past five years are listed below. Unless otherwise indicated, the address of all persons below is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.

                                                 Position with                           Principal Occupation(s)
Name, Address and Age                              the Trust                            During the Past Five Years

Brent R. Harris*                             Chairman of the  Board and      Managing   Director,   PIMCO;   Board  of  Governors,
Age 40                                       Trustee                         Investment Company Institute;  Chairman and Director,
                                                                             PIMCO  Commercial   Mortgage  Securities Trust, Inc.;
                                                                             Chairman and Trustee, PIMCO Variable Insurance Trust.

R. Wesley Burns*                             President and Trustee           Managing  Director,  PIMCO;  President  and Director,
Age 40                                                                       PIMCO Commercial  Mortgage  Securities  Trust,  Inc.;
                                                                             President  and  Trustee,   PIMCO  Variable  Insurance
                                                                             Trust;   Executive  Vice   President,   PIMCO  Funds:
                                                                             Multi-Manager Series.

Guilford C. Babcock                          Trustee                         Associate   Professor  of  Finance,   University   of
1500 Park Place                                                              Southern  California;   Director,   PIMCO  Commercial
San Marino, California 91108                                                 Mortgage  Securities  Trust,  Inc.;  Trustee,   PIMCO
Age 68                                                                       Variable  Insurance Trust;  Director,  Growth Fund of
                                                                             America  and   Fundamental   Investors  Fund  of  the
                                                                             Capital   Group;   Director,    Good   Hope   Medical
                                                                             Foundation.

E. Philip Cannon                             Trustee                         Proprietor,   Cannon  &  Company,   an  affiliate  of
3838 Olympia                                                                 Inverness    Management   LLC,   a   private   equity
Houston, Texas 77019                                                         investment    firm;    Trustee   of   PIMCO    Funds:
Age 59                                                                       Multi-Manager  Series.  Formerly,   Headmaster,   St.
                                                                             John's School,   Houston,   Texas;  Trustee of PIMCO
                                                                             Advisors Funds ("PAF") and  Cash Accumulation  Trust
                                                                             ("CAT");  General   Partner,  J.B. Poindexter & Co.,
                                                                             Houston, Texas,   a private equity  investment firm;
                                                                             and Partner,  Iberia Petroleum  Company, an oil and
                                                                             gas production company.

Vern O. Curtis                               Trustee                         Private   Investor;    Director,   PIMCO   Commercial
14158 N.W. Bronson Creek Drive                                               Mortgage  Securities  Trust,  Inc.;  Trustee,   PIMCO
Portland, Oregon  97229                                                      Variable  Insurance Trust;  Director,  Public Storage
Age 65                                                                       Business Parks Inc., a Real Estate  Investment Trust;
                                                                             Director,  Fresh Choice,  Inc.  (restaurant  company)
                                                                             Formerly  charitable work, The Church of Jesus Christ
                                                                             of Latter-day Saints.

J. Michael Hagan                             Trustee                         Retired from Furon Company  (manufacturing)  where he
6 Merced                                                                     served  as  Chairman   and  CEO  from  June  1991  to
San Clemente, California  92673                                              November  1999, and in other  capacities  since 1967.
Age 60                                                                       He was previously  associated with Ross  Laboratories
                                                                             and Standard Oil of  California.  Mr. Hagan serves on
                                                                             the  Boards of  Directors  for  Ameron  International
                                                                             (manufacturing),  Freedom Communications, Remedy Temp
                                                                             (staffing)  and  Saint-Gobain  Company.  He is also a
                                                                             member  of  the  Board  of  Regents  at  Santa  Clara
                                                                             University,  the  Board of Taller  San Jose,  and the
                                                                             Board  of  Trustees  of  the  South  Coast  Repertory
                                                                             Theater.

Thomas P. Kemp                               Trustee                         Private   Investor;    Director,   PIMCO   Commercial
1141 Marine Drive                                                            Mortgage  Securities  Trust,  Inc.;  Trustee,   PIMCO
Laguna Beach, California  92651                                              Variable Insurance Trust.  Formerly Chairman and CEO,
Age 69                                                                       Coca-Cola  Bottling Co. of Los Angeles;  Co-Chairman,
                                                                             U.S.  Committee to Assist Russian  Reform;  Director,
                                                                             Union Financial Corp. (savings & loan).

William J. Popejoy                           Trustee                         President,   Pacific  Capital  Investors;   Chairman,
29 Chatham Court                                                             PacPro (vinyl  assembly  products;  formerly  Western
Newport Beach, California  92660                                             Printing);   Director,   PIMCO  Commercial   Mortgage
Age 61                                                                       Securities  Trust,  Inc.;  Trustee,   PIMCO  Variable
                                                                             Insurance Trust. Formerly Director,  California State
                                                                             Lottery;  Chief  Executive  Officer,  Orange  County,
                                                                             California.

Michael G. Dow                               Senior Vice President           Senior Vice President,  PIMCO.  Formerly Fixed Income
Age 36                                                                       Specialist,  Salomon  Brothers,  Inc.; Vice President
                                                                             Operations,   Citibank  NA  Global  Consumer  Banking
                                                                             Group.

William H. Gross                             Senior Vice President           Managing  Director,  PIMCO;  Senior  Vice  President,
Age 55                                                                       PIMCO Variable Insurance Trust.

Margaret Isberg                              Senior Vice President           Managing Director, PIMCO.
Age 43

Jeffrey M. Sargent                           Senior Vice President           Senior  Vice  President  and  Manager  of  Investment
Age 37                                                                       Operations  Shareholder Services,  PIMCO; Senior Vice
                                                                             President,   PIMCO  Commercial   Mortgage  Securities
                                                                             Trust,  Inc.,  and PIMCO  Variable  Insurance  Trust;
                                                                             Vice President, PIMCO Funds: Multi-Manager Series.

Leland T. Scholey                            Senior Vice President           Senior   Vice   President,   PIMCO.   Formerly   Vice
Age 47                                                                       President, PIMCO.

Raymond C. Hayes                             Vice President                  Vice President,  PIMCO.  Formerly Marketing Director,
Age 55                                                                       Pacific Financial Asset Management Corporation.

Thomas J. Kelleher, III                      Vice President                  Vice  President,  PIMCO.  Previously  associated with
Age 49                                                                       Delaware  Trust,  Mellon Bank and Girard  Trust (bank
                                                                             trust departments).

Henrik P. Larsen                             Vice President                  Vice  President  and  Manager,  Fund  Administration,
Age 30                                                                       PIMCO;  Vice  President,  PIMCO  Commercial  Mortgage
                                                                             Securities Trust,  Inc. and PIMCO Variable  Insurance
                                                                             Trust. Formerly Supervisor, PIMCO.

Daniel T. Ludwig                             Vice President                  Account  Manager,  PIMCO.  Formerly  Vice  President,
Age 41                                                                       Fidelity     Investments;     Institutional     Sales
                                                                             Representative, CS First Boston.

Andre Mallegol                               Vice President                  Vice  President,   PIMCO.  Formerly  associated  with
Age 33                                                                       Fidelity    Investments     Institutional    Services
                                                                             Company.

Scott Millimet                               Vice President                  Vice  President,   PIMCO.   Formerly  Executive  Vice
Age 42                                                                       President with Back Bay Advisors.

James F. Muzzy                               Vice President                  Managing  Director,  PIMCO;  Senior  Vice  President,
Age 60                                                                       PIMCO Variable Insurance Trust.

Douglas J. Ongaro                            Vice President                  Vice President,  PIMCO.  Formerly Regional  Marketing
Age 39                                                                       Manager, Charles Schwab & Co., Inc.

David J. Pittman                             Vice President                  Vice President,  PIMCO.  Formerly a senior  executive
Age 52                                                                       with Bank of  America,  the  Northern  Trust Co.  and
                                                                             NationsBank.

Mark A. Romano                               Vice President                  Vice  President,  PIMCO.  Previously  associated with
Age 41                                                                       Wells Fargo's  institutional  money  management group
                                                                             and  First  Interstate's  Pacifica  family  of mutual
                                                                             funds.

William S. Thompson, Jr.                     Vice President                  Chief  Executive   Officer  and  Managing   Director,
Age 54                                                                       PIMCO;   Senior  Vice   President,   PIMCO   Variable
                                                                             Insurance  Trust;  Vice President,  PIMCO  Commercial
                                                                             Mortgage Securities Trust, Inc.

John P. Hardaway                             Treasurer                       Senior  Vice  President  and  Manager  of  Investment
Age 42                                                                       Operations  Accounting,   PIMCO;   Treasurer,   PIMCO
                                                                             Commercial  Mortgage  Securities  Trust,  Inc., PIMCO
                                                                             Funds:   Multi-Manager   Series  and  PIMCO  Variable
                                                                             Insurance Trust.  Formerly Vice President, PIMCO.

Garlin G. Flynn                              Secretary                       Specialist,   PIMCO;   Secretary,   PIMCO  Commercial
Age 53                                                                       Mortgage  Securities  Trust,  Inc. and PIMCO Variable
                                                                             Insurance Trust;  Assistant  Secretary,  PIMCO Funds:
                                                                             Multi-Manager    Series.    Formerly    Senior   Fund
                                                                             Administrator,  PIMCO;  Senior  Mutual Fund  Analyst,
                                                                             PIMCO Advisors Institutional Services.

Joseph D. Hattesohl                          Assistant Treasurer             Vice  President  and Manager of  Financial  Reporting
Age 36                                                                       and  Taxation,  PIMCO;  Assistant  Treasurer,   PIMCO
                                                                             Funds:   Multi-Manager   Series,   PIMCO   Commercial
                                                                             Mortgage  Securities  Trust,  Inc. and PIMCO Variable
                                                                             Insurance   Trust.   Formerly,    Manager   of   Fund
                                                                             Taxation,  PIMCO;  Director of  Financial  Reporting,
                                                                             Carl I. Brown & Co.

Michael J. Willemsen                         Assistant Secretary             Manager,    PIMCO;    Assistant   Secretary,    PIMCO
Age 40                                                                       Commercial  Mortgage Securities Trust, Inc. and PIMCO
                                                                             Variable  Insurance  Trust.  Formerly  Project  Lead,
                                                                             PIMCO.

-------------------
          *Each of Mr. Harris and Mr. Burns is an "interested person" of the Trust (as that term is defined in the 1940 Act) because of his affiliations with PIMCO.

Compensation Table

         The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 1999.

                                                       Aggregate                       Total Compensation from
                                                     Compensation                      Trust and Fund Complex
           Name and Position                          from Trust(1)                        Paid to Trustees(2)

Guilford C. Babcock                                     $58,000                                $78,750
Trustee

E. Philip Cannon                                           0                                  $57,000(3)
Trustee

Vern O. Curtis                                          $60,297                                $82,619
Trustee

J. Michael Hagan                                           0                                      0
Trustee

Thomas P. Kemp                                          $58,000                                $78,750
Trustee

William J. Popejoy                                      $58,000                                $78,750
Trustee

(1) Each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $45,000 plus $3,000 for each Board of Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Trustee serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $1,500. For the fiscal year ended March 31, 1999, the unaffiliated Trustees as a group received compensation in the amount of $234,297.

(2) Each Trustee also serves as a Director of PIMCO Commercial Mortgage Securities Trust, Inc., a registered closed-end management investment company, and as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company. For their services to PIMCO
     Commercial Mortgage Securities Trust, Inc., the Directors listed above received an annual retainer of $6,000 plus $1,000 for each Board of Directors meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Director serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $500. For the fiscal year ended December 31, 1999, the unaffiliated Directors as a group received compensation in the amount of $42,786.

     The Trustees listed above, for their services as Trustees of PIMCO Variable Insurance Trust, receive an annual retainer of $4,000 plus $1,500 for each Board of Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Trustee serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $500. For the fiscal year ended December 31, 1999, the unaffiliated Trustees as a group received compensation in the amount of $41,786.

(3) Mr. Cannon also serves as a Trustee of PIMCO Funds: Multi-Manager Series which has adopted a deferred compensation plan. Mr. Cannon elected to have $57,000 in compensation deferred from that Trust.

Investment Adviser

         PIMCO serves as investment adviser to the Fund pursuant to an investment advisory contract ("Advisory Contract") between PIMCO and the Trust.

         On May 5, 2000, Allianz of America, Inc., a subsidiary of Allianz AG, completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors L.P. ("PIMCO Advisors"), of which PIMCO is a subsidiary partnership. In connection with the acquisition, Allianz of America, Inc. entered into a put/call arrangement with Pacific Life Insurance Company, which holds the remainder of the partnership interests in PIMCO Advisors, for the possible disposition of Pacific Life Insurance Company's stake in PIMCO Advisors.

         As a result of this transaction, PIMCO Advisors and its subsidiaries, including PIMCO, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. However, PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed income investment efforts of Allianz AG. With the addition of PIMCO Advisors, the Allianz group manages assets of approximately $650 billion, including more than 300 mutual funds for retail and institutional clients.

         Significant institutional shareholders of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Reinsurance and HypoVereinsbank. BNP Paribas, Credit Lyonnais, Munich Reinsurance, HypoVereinsbank, Dresdner Bank AG and Deutsche Bank AG, as well as certain broker-dealers that might be controlled by or affiliated with these entities, such as DB Alex. Brown LLC, Deutsche Bank Securities, Inc. and Dresdner Klienwort Benson North America LLC (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Absent an SEC exemption or other relief, the Fund generally is precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions is subject to restrictions. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above materially adversely affect its ability to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance.

         Under the terms of the Advisory Contract, PIMCO is obligated to manage the Fund in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract.
PIMCO is free to, and does, render investment advisory services to others.

         The Advisory Contract will continue in effect on a yearly basis provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days' written notice by either party to the contract and will terminate automatically if assigned.

         For the services it provides to the Fund, PIMCO receives a monthly investment advisory fee from the Fund equal to 0.25%, at an annual rate, of the average daily net assets of the Fund.

Fund Administrator

         PIMCO also serves as Administrator to the Fund pursuant to an administration agreement (the "Administration Agreement") with the Trust. PIMCO provides the Fund with certain administrative and shareholder services necessary for Fund operations and is responsible for the supervision of other Fund service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Administration Agreement, on terms agreed between PIMCO and such affiliates. The administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Fund, including coordination of the services performed by the Fund' transfer agent, custodian, legal counsel, independent accountants, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Fund with office space facilities required for conducting the business of the Fund, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Fund, and is responsible for the costs of registration of the Trust's shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the Fund, PIMCO receives a monthly administration fee from the Fund equal to 0.24%, at an annual rate, of the average daily net assets of the Fund.

         Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Fund is responsible for: (i) salaries and other compensation of any of the Trust's executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not "interested persons" of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses, which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.

         The Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Fund at any time on 60 days' written notice. Following the expiration of the one-year period commencing with the effectiveness of the Administration Agreement, it may be terminated by PIMCO, also on 60 days' written notice.

         The Administration Agreement is subject to annual approval by the Board, including a majority of the Trust's Independent Trustees (as that term is defined in the 1940 Act). In approving the Administration Agreement, the
Trustees determined that: (1) the Administration Agreement is in the best interests of the Fund and their shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Fund; (3) PIMCO is able to provide, or to procure, services for the Fund which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

                          DISTRIBUTION OF TRUST SHARES

Distributor

         PIMCO Funds Distributors LLC (the "Distributor") serves as the principal underwriter of the Fund's shares pursuant to a distribution contract ("Distribution Contract") with the Trust which is subject to annual approval by the Board. The Distributor is a wholly owned subsidiary of PIMCO Advisors. The Distributor, located at 2187 Atlantic Street, Stamford, Connecticut 06902, is a broker-dealer registered with the Securities and Exchange Commission. The Distribution Contract is terminable with respect to the Fund without penalty, at any time, by the Fund by not more than 60 days' nor less than 30 days' written notice to the Distributor, or by the Distributor upon not more than 60 days' nor less than 30 days' written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

         The Distribution Contract will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Administration Agreement described below; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Fund, it may continue in effect with respect to any Fund as to which it has not been terminated (or has been renewed).

         Shares of the Fund are offered only to persons who are "accredited investors," as defined in the Securities Act, Regulation D or pursuant to other applicable exemptions under the Securities Act.

Purchases, Redemptions and Exchanges

         Purchases, redemptions and exchanges of shares of the Fund are discussed in the Offering Memorandum under the headings "Purchasing Shares," "Redeeming Shares," and "Exchange Privilege." The Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

         The Fund is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Fund are available for offer and sale in their state of domicile or residence. Shares of the Fund may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

         As  described in the Offering  Memorandum  under the caption  "Exchange
Privilege," Institutional Class shares of the Fund may be exchanged for Institutional Class shares of any other series of the Trust on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Fund, shares of the Fund may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Fund.

         Orders for exchanges accepted prior to the close of regular trading on the New York Stock Exchange on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the close of regular trading on the Exchange on any business day will be executed at the respective net asset values determined at the close of the next business day. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

         The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the New York Stock Exchange is restricted, as determined by the SEC, or that Exchange is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable.

         The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Fund, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Fund's portfolios.

                                 NET ASSET VALUE

         Net Asset Value is determined as indicated under "How Fund Shares are Priced" in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         The Fund's portfolio securities and other assets for which market quotations are readily available are stated at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, at the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotations obtained from brokers and dealers or pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

                                    TAXATION

         The following summarizes certain additional federal income tax considerations generally affecting the Fund and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Fund. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Fund shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

         The Fund intends to qualify annually and elect to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, the Fund generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities, or other income derived with respect to its business of investing in such stock, securities or currencies ("Qualifying Income Test"); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, U.S. Government Securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government Securities or the securities of other regulated investment companies); and (c) distribute each taxable year the sum of (i) at least 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and
(ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.

         As a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Fund as capital gain dividends, if any, that it distributes to shareholders on a timely basis. The Fund intends to declare and pay income dividends quarterly. In addition, the Fund distributes any net capital gains it earns from the sale of Fund securities to shareholders no less frequently than annually. Amounts not distributed by the Fund on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31, and
(3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Fund in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Fund during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

         The Fund must have at least 50% of its total assets invested in Municipal Bonds at the end of each calendar quarter so that dividends derived from its net interest income on Municipal Bonds and so designated by the Fund will be "exempt-interest dividends," which are generally exempt from federal income tax when received by an investor. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder's liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain "private activity bonds" will not be tax exempt for purposes of the regular income tax to shareholders who are "substantial users" of the facilities financed by such obligations or "related persons" of "substantial users." The tax-exempt portion of dividends paid for a calendar year constituting "exempt-interest dividends" will be designated after the end of that year and will be based upon the ratio of net tax-exempt income to total net income earned by the Fund during the entire year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, an investor who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Fund while the investor was a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the Fund will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Fund's total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the Internal Revenue Service for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

         Shareholders of the Fund receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Fund). The tax may be imposed on up to 50% of a recipient's benefits in cases where the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient's benefits, exceeds a base amount. In addition, up to 85% of a recipient's benefits may be subject to tax if the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient's benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

         In years when the Fund distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder's basis in the shares. Since the Fund's expenses attributable to earning tax-exempt income do not reduce the Fund's current earnings and profits, it is possible that distributions, if any, in excess of the Fund's net tax-exempt and taxable income will be treated as taxable dividends to the extent of the Fund's remaining earnings and profits (i.e., the amount of such expenses).

Distributions

         Except for exempt interest dividends paid by the Fund, all dividends and distributions of the Fund, whether received in shares or cash, generally are taxable and must be reported on each shareholder's federal income tax return. Dividends paid out of the Fund's investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

         Dividends paid by the Fund generally are not expected to qualify for the deduction for dividends received by corporations. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Fund's shares and are not eligible for the dividends received deduction. Any distributions that are not from the Fund's investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash.

Sales of Shares

         Upon the disposition of shares of the Fund (whether by redemption, sale or exchange), a shareholder will realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term or short-term generally depending upon the shareholder's holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares.

Backup Withholding

         The Fund may be required to withhold 31% of all taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

         Some of the options, futures contracts, forward contracts, and swap agreements used by the Fund may be "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40") although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

         Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Fund, may result in "straddles" for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by the Fund. In addition, losses realized by the Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Fund are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Fund which is taxed as ordinary income when distributed to shareholders.

         The Fund may make one or more of the elections available under the Code which are applicable to straddles. If the Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

         Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

         Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Fund intend to account for such transactions in a manner they deem to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the status of the Fund as a regulated investment company might be affected. The Trust intends to monitor developments in this area. Certain requirements that must be met under the Code in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to engage in swap agreements.

         The qualifying income and diversification requirements applicable to the Fund's assets may limit the extent to which the Fund will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

Short Sales

         The Fund may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by the Fund, which is taxed as ordinary income when distributed to shareholders.

Original Issue Discount and Market Discount

         Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

         Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

         Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

         The Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Fund.

Constructive Sales

         Recently enacted rules may affect the timing and character of gain if the Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Fund enters into certain transactions in property while holding substantially identical property, the Fund would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Fund's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Fund's holding period and the application of various loss deferral provisions of the Code.

Non-US Shareholders

         Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

         Income Tax on Sale of the Fund's shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

         State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

         Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 55% on the total value (less allowable deductions and allowable credits) of the decedent's property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

         The availability of reduced U.S. taxation pursuant to an applicable estate tax treaty depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and the relevant treaty.

Other Taxation

         Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder's particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state's income tax ("qualifying federal obligations"). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). The Fund will provide information annually to shareholders indicating the amount and percentage of the Fund's dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

                                OTHER INFORMATION

Capitalization

         The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, and amended and restated effective March 31, 2000. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust's shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Fund, each shareholder is entitled to receive his pro rata share of the net assets of that Fund.

         Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Performance Information

         From time to time the Trust may make available certain information about the performance of some or all of the Fund. Information about the Fund's performance is based on that Fund's (or its predecessor's) record to a recent date and is not intended to indicate future performance.

         The total return of shares of the Fund may be included in sales literature or other written materials provided to investors. When the Fund's total return is advertised, it will be calculated for the past year, the past five years, and the past ten years (or if the Fund has been offered for a period shorter than one, five or ten years, that period will be substituted) since the establishment of the Fund, as more fully described below. Total return is measured by comparing the value of an investment in the Fund at the beginning of the relevant period to the redemption value of the investment in the Fund at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions at net asset value). Total return may be advertised using alternative methods that reflect all elements of return, but that may be adjusted to reflect the cumulative impact of alternative fee and expense structures.

         The Fund may also provide current distribution information to its shareholders in shareholder reports or other shareholder communications, or in certain types of sales literature provided to prospective investors. Current distribution information for a particular Fund will be based on distributions for a specified period (i.e., total dividends from net investment income), divided by the relevant class net asset value per share on the last day of the period and annualized. The rate of current distributions does not reflect deductions for unrealized losses from transactions in derivative instruments such as options and futures, which may reduce total return. Current distribution rates differ from standardized yield rates in that they represent what the Fund has declared and paid to shareholders as of the end of a specified period rather than the Fund's actual net investment income for that period.

         The Fund may from time to time include in sales literature or other written materials provided to investors, the ranking of the Fund's performance figures relative to such figures for groups of mutual funds categorized by Lipper Analytical Services as having the same investment objectives. The Fund also may compute current distribution rates and use this information in the Offering Memorandum and Supplement, in reports to current shareholders, or in certain types of sales literature provided to prospective investors.

Calculation of Yield

         Quotations of yield for the Fund will be based on all investment income per share (as defined by the SEC) during a particular 30-day (or one month) period (including dividends and interest), less expenses accrued during the period ("net investment income"), and are computed by dividing net investment income by the maximum offering price per share on the last day of the period, according to the following formula:

                  YIELD = 2[( a-b + 1)6-1]
                                 cd

         where    a = dividends and interest earned during the period,

                  b = expenses accrued for the period (net of reimbursements),

                  c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

                  d = the  maximum  offering  price per share on the last day of the period.

         The yield of the such Fund will vary from time to time depending upon market conditions, the composition of the Fund's portfolio and operating expenses of the Trust allocated to the Fund. These factors and possible differences in the methods used in calculating yield should be considered when comparing the Fund's yield to yields published for other investment companies and other investment vehicles. Yield should also be considered relative to changes in the value of the Fund's shares. These yields do not take into account any applicable contingent deferred sales charges.

         The Trust, in its sales literature or other written materials provided to investors, may refer to pending legislation from time to time and the possible impact of such legislation on investors, investment strategy and related matters. This would include any tax proposals and their effect on marginal tax rates and tax-equivalent yields. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.

Calculation of Total Return

         Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund over periods of one, five and ten years (up to the life of the Fund), calculated pursuant to the following formula: P (1 +
T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as noted below all total return figures reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. The Fund also may, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Quotations of total return may also be shown for other periods. Any such information would be accompanied by standardized total return information.

         Current distribution information for the Fund will be based on distributions for a specified period (i.e., total dividends from net investment income), divided by Fund net asset value per share on the last day of the period and annualized according to the following formula:

                  DIVIDEND YIELD = (((a/b)*365)/c)

         where    a =     actual dividends distributed for the calendar month in
                          question,

                  b = number of days of dividend declaration in the month in question, and

                  c = net asset value (NAV) calculated on the last business day of the month in question.

         The rate of current distributions does not reflect deductions for unrealized losses from transactions in derivative instruments such as options and futures, which may reduce total return. Current distribution rates differ from standardized yield rates in that they represent what the Fund has declared and paid to shareholders as of the end of a specified period rather than the Fund's actual net investment income for that same period. Distribution rates will exclude net realized short-term capital gains. The rate of current distributions for the Fund should be evaluated in light of these differences and in light of the Fund's total return figures, which will always accompany any calculation of the rate of current distributions.

         Performance information for the Fund may also be compared to various unmanaged indexes, such as the Lehman BB Intermediate Corporate Index and the Salomon Brothers 3-Month Treasury Bill Index. Unmanaged indexes generally do not reflect deductions for administrative and management costs and expenses. PIMCO may report to shareholders or to the public in advertisements concerning the performance of PIMCO as adviser to clients other than the Trust, or on the comparative performance or standing of PIMCO in relation to other money managers. PIMCO also may provide current or prospective private account clients, in connection with standardized performance information for the Fund, performance information for the Fund gross of fees and expenses for the purpose of assisting such clients in evaluating similar performance information provided by other investment managers or institutions. Comparative information may be compiled or provided by independent ratings services or by news organizations. Any performance information, whether related to the Fund or to PIMCO, should be considered in light of the Fund' investment objectives and policies, characteristics and quality of the Fund, and the market conditions during the time period indicated, and should not be considered to be representative of what may be achieved in the future.

         In the sales literature or other written materials provided to investors, the Trust may compare the returns over periods of time of investments in stocks, bonds and treasury bills to each other and to the general rate of inflation. For example, the average annual return of each during the 25 years from 1974 to 1998 was:

          *Stocks:          14.9%
           Bonds:            9.9%
           T-Bills:          7.0%
           Inflation:        5.2%

         *Returns of unmanaged indices do not reflect past or future performance of any of the Fund of PIMCO Funds: Pacific Investment Management Series. Stocks are represented by Ibbotson's Large Company Total Return Index. Bonds are represented by Ibbotson's Long-term Corporate Bond Index. T-bills are represented by Ibbotson's Treasury Bill Index and Inflation is represented by the Cost of Living Index. These are all unmanaged indices, which can not be invested in directly. While Treasury bills are insured and offer a fixed rate of return, both the principal and yield of investment securities will fluctuate with changes in market conditions. Source: Ibbotson, Roger G., and Rex A. Sinquefiled, Stocks, Bonds, Bill and Inflation (SBBI), 1989, updated in Stocks, Bonds, Bills and Inflation 1999 Yearbook, Ibbotson Associates, Chicago. All rights reserved.

         The Trust may also compare the relative historic returns and range of returns for an investment in each of common stocks, bonds and treasury bills to a portfolio that blends all three investments. For example, over the 20 years from 1979-1998, the average annual return of stocks comprising the Ibbotson's Large Company Stock Total Return Index ranged from -4.9% to 37.4% while the annual return of a hypothetical portfolio comprised 40% of such common stocks, 40% of bonds comprising the Ibbotson's Long-term Corporate bond Index and 20% of Treasury bills comprising the Ibbotson's Treasury Bill Index (a "mixed portfolio") would have ranged from -1.0% to 28.2% over the same period. The average annual returns of each investment for each of the years from 1979 through 1998 is set forth in the following table.

                                                                                                          MIXED
        YEAR               STOCKS              BONDS              T-BILLS           INFLATION             FUND
        ----               ------              -----              -------           ---------             ----
        1979               18.44%              -4.18%             10.38%              13.31%              7.78%
        1980               32.42%              2.61%              11.24%              12.40%             14.17%
        1981               -4.91%              -0.96%             14.71%              8.94%               0.59%
        1982               21.41%              43.79%             10.54%              3.87%              28.19%
        1983               22.51%              4.70%               8.80%              3.80%              12.64%
        1984                6.27%              16.39%              9.85%              3.95%              11.03%
        1985               32.16%              30.90%              7.72%              3.77%              26.77%
        1986               18.47%              19.85%              6.16%              1.13%              16.56%
        1987                5.23%              -0.27%              5.46%              4.41%               3.08%
        1988               16.81%              10.70%              6.35%              4.42%              12.28%
        1989               31.49%              16.23%              8.37%              4.65%              20.76%
        1990               -3.17%              6.87%               7.52%              6.11%               2.98%
        1991               30.55%              19.79%              5.88%              3.06%              21.31%
        1992                7.67%              9.39%               3.51%              2.90%               7.53%
        1993               10.06%              13.17%              2.89%              2.75%               9.84%
        1994                1.31%              -5.76%              3.90%              2.67%              -1.00%
        1995               37.40%              27.20%              5.60%              2.70%              26.90%
        1996               23.10%              1.40%               5.20%              3.30%              10.84%
        1997               33.40%              12.90%              7.10%              1.70%              19.94%
        1998               28.58%              10.76%              4.86%              1.61%              16.70%

*Returns of unmanaged indices do not reflect past or future performance of any of the Fund of PIMCO Funds: Pacific Investment Management Series. Stocks are represented by Ibbotson's Large Company Stock Total Return Index. Bonds are represented by Ibbotson's Long-term Corporate Bond Index. T'bills are represented by Ibbotson's Treasury Bill Index and Inflation is represented by the Cost of Living Index. These are all unmanaged indices, which can not be invested in directly. While Treasury bills are insured and offer a fixed rate of return, both the principal and yield of investment securities will fluctuate with changes in market conditions. Source: Ibbotson, Roger G., and Rex A. Sinquefiled, Stocks, Bonds, Bill and Inflation (SBBI), 1989, updated in Stocks, Bonds, Bills and Inflation 1999 Yearbook, Ibbotson Associates, Chicago. All rights reserved.

         Articles or reports that include information relating to performance, rankings and other characteristics of the Fund may appear in various national publications and services including, but not limited to: The Wall Street
Journal, Barron's, Pensions and Investments, Forbes, Smart Money, Mutual Portfolio Magazine, The New York Times, Kiplinger's Personal Finance, Fortune, Money Magazine, Morningstar's Mutual Portfolio Values, CDA Investment Technologies and The Donoghue Organization. Some or all of these publications or reports may publish their own rankings or performance reviews of mutual funds, including the Fund, and may provide information relating to PIMCO, including descriptions of assets under management and client base, and opinions of the author(s) regarding the skills of personnel and employees of PIMCO who have portfolio management responsibility. From time to time, the Trust may include references to or reprints of such publications or reports in its sales literature or other written materials provided to investors.

         From time to time, the Trust may set forth in its sales literature or other written materials information about the growth of a certain dollar-amount invested in the Fund over a specified period of time and may use charts and graphs to display that growth.

         From time to time, the Trust may set forth in its advertisements and other materials the names of and additional information regarding investment analysts employed by PIMCO who assist with portfolio management and research activities on behalf of the Fund. The following lists various analysts associated with PIMCO: Mark Hudoff, Doris Nakamura and Ray Kennedy.

Voting Rights

         Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders' meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

         The Trust's shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. As of May 8, 2000, no persons owned of record or beneficially 5% or more of shares of the Fund.

Code of Ethics

         The Trust and PIMCO have each adopted a Code of Ethics governing personal trading activities of all Trustees and officers of the Trust, and Directors, officers and employees of PIMCO who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Trust or obtain information pertaining to such purchase or sale or who have the power to influence the management or policies of the Trust or PIMCO. Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain security transactions with PIMCO's Compliance Officer or his designee and to report certain transactions on a regular basis. PIMCO has developed procedures for administration of the Codes.

Custodian, Transfer Agent and Dividend Disbursing Agent

         State Street Bank and Trust Company ("State Street") 801 Pennsylvania, Kansas City, Missouri 64105 serves as custodian for assets of the Fund. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston. Massachusetts 02110, and at State Street's branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

         Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees' appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Fund will not occur, and shareholders bear the risk of losses arising from these or other events.

          National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri serves as transfer agent and dividend disbursing agent for the Fund.

Independent Accountants

         PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, MO 64105, serves as independent public accountants for the Fund. PricewaterhouseCoopers LLP provides audit services, tax return preparation and assistance and consultation in connection with review of SEC filings.

Counsel

         Dechert Price & Rhoads, 1775 Eye Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also act as counsel to the Trust.

Financial Statements

         As the Fund commenced operations in May 2000, financial information for the Fund is not available.

PART C.  OTHER INFORMATION

Item 23. Exhibits

         (a)      (1)      Declaration of Trust of Registrant/7/

                  (2)      Form of Amendment to Declaration of Trust/16/

                  (3)      Form of Amended and Restated Declaration of Trust/20/

                  (4)      Form  of  Amended  and  Restated   Establishment  and
                           Designation   of  Series  of  Shares  of   Beneficial
                           Interest/8/

                  (5)      Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to Long Duration Fund/11/

                  (6)      Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to Convertible Bond Fund/12/

                  (7)      Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and
                           New York Intermediate Municipal Bond Funds/15/

                  (8)      Form of Establishment and Designation of Classes J and Class K/16/

                  (9)      Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to Loan Obligation Fund/16/

                  (10)     Form of Amended Designation of Series Relating to Short Duration Municipal Income
                           Fund/16/

                  (11)     Form of  Establishment  and  Designation of Series of Shares of Beneficial
                           Interest  Relating to the PIMCO Private Account Portfolios/17/

                  (12)     Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to the Real Return Bond Portfolio/17/

                  (13)     Form of Amended Designation of Series Relating to the U.S.  Government Sector,
                           U.S.  Government Sector II, Mortgage,  Mortgage II,  Investment  Grade Corporate,
                           Select  Investment,  High  Yield,  International  and Emerging Markets
                           Portfolios/17/

                  (14)     Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to Investment Grade Corporate Bond Fund/19/

                  (15)     Form of Establishment and Designation of Series of Shares of Beneficial Interest
                           Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets
                           Portfolio


         (b)      Form of By-laws of Registrant/7/

         (c)      Not applicable

         (d)      (1)      Form of Investment Advisory Contract/7/

                  (2)      Form of Amendment to Investment Advisory Contract/7/

                  (3)      Form of Supplement to Investment Advisory Contract Relating to StocksPLUS Short
                           Strategy Fund/2/

                  (4)      Form of Supplement to Investment Advisory Contract Relating to Balanced Fund/3/

                  (5)      Form of Supplement to Investment Advisory Contract Relating to Global Bond Fund II/5/

                  (6)      Form of Supplement to Investment Advisory Contract Relating to Real Return Bond Fund/5/

                  (7)      Form of Supplement to Investment Advisory Contract Relating to Low Duration Mortgage
                           Fund, Total Return Mortgage Fund, Emerging Markets Bond Fund, and Emerging Markets
                           Bond Fund II/6/

                  (8)      Form of Supplement to Investment Advisory Contract Relating to Municipal Bond Fund /9/

                  (9)      Form of Supplement to Investment Advisory Contract Relating to Long Duration Fund/11/

                  (10)     Form of Supplement to Investment Advisory Contract Relating to Convertible Bond
                           Fund/13/

                  (11)     Form of Supplement to Investment Advisory Contract Relating to Low Duration Municipal
                           Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond
                           Funds/15/

                  (12)     Form of Supplement to Investment Advisory Contract Relating to PIMCO Private Account
                           Portfolios/17/

                  (13)     Form of Supplement to Investment Advisory Contract Relating to Loan Obligation Fund/20/

                  (14)     Form of Investment Advisory Contract

                  (15)     Form of Supplement to Investment Advisory Contract Relating to PIMCO California
                           Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio

         (e)      (1)      Form of Amended and Restated Distribution Contract/14/

                  (2)      Form of Supplement to Amended and Restated Distribution Contract Relating to Low
                           Duration Municipal Bond, California Intermediate Municipal Bond and New York
                           Intermediate Municipal Bond Funds/15/

                  (3)      Form of Japan Dealer Sales Contract/14/

                  (4)      Form of Supplement to Amended and Restated Distribution Contract Relating to PIMCO
                           Private Account Portfolios/17/

                  (5)      Form of Distribution Contract/20/

                  (6)      Form of Supplement to Distribution Contract Relating to PIMCO California Municipal
                           Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/20/

         (f)      Not applicable

         (g)      Form of Custody and Investment Accounting Agreement/14/

         (h)      (1)      Form of Amended and Restated Administration Agreement /9/

                  (2)      Form of Supplement to Amended and Restated Administration Agreement relating to Long
                           Duration Fund/11/

                  (3)      Form of Supplement to Amended and Restated Administration Agreement Relating to
                           Convertible Bond Fund/13/

                  (4)      Form  of   Supplement   to   Amended   and   Restated
                           Administration  Agreement  Relating  to  Class  J and
                           Class K Shares/14/

                  (5)      Form of Supplement to Amended and Restated Administration Agreement Relating to Low
                           Duration Municipal Bond, California Intermediate Municipal Bond and New York
                           Intermediate Municipal Bond Funds/15/

                  (6)      Form of Supplement to Amended and Restated Administration Agreement Relating to PIMCO
                           Private Account Portfolios/17/

                  (7)      Form of Second Amended and Restated Administration Agreement/20/

                  (8)      Form of Supplement to Second Amended and Restated Administration Agreement Relating to
                           PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets
                           Portfolio/20/

                  (9)      Form of Supplement to Second Amended and Restated Administration Agreement Relating to
                           Loan Obligation Fund/20/

                  (10)     Form of Shareholder Servicing Agreement /9/

                  (11)     Form of Transfer Agency Agreement/7/

                  (12)     Form of Transfer Agency Agreement with Shareholder Services, Inc./1/

         (i)      (1)      Opinion of Counsel/18/

                  (2)      Consent of Counsel/20/

         (j)      Not Applicable

         (k)      Not applicable

         (l)      Not applicable

         (m)      (1)      Form of Distribution and Servicing Plan for Class A Shares/4/

                  (2)      Form of Distribution and Servicing Plan for Class B Shares/4/

                  (3)      Form of Distribution and Servicing Plan for Class C Shares/4/

                  (4)      Form of Amended and Restated Distribution Plan for Administrative Class Shares/7/

                  (5)      Form of Amended and Restated Administrative Services Plan for Administrative Class
                           Shares/7/

                  (6)      Form of Distribution and Servicing Plan for Class J Shares/14/

                  (7)      Form of Distribution and Servicing Plan for Class K Shares/14/

         (n)      Form of Amended and Restated  Multi-Class  Plan adopted pursuant to
                  Rule 18f-3/14/

         (p)(1)   Form of Code of Ethics for the Registrant/20/

         (p)(2)   Form of Code of Ethics for PIMCO/20/

         (p)(3)   Form of Code of Ethics for PIMCO Funds Distributors LLC/20/

         *        Form of Power of Attorney/20/

         ---------------------

         /1/      Filed with Post Effective Amendment No. 33 to the Registration
                  Statement of PIMCO Advisors Funds (File No. 2-87203) on November 30, 1995.

         /2/      Filed with Post-Effective Amendment No. 27 on January 16, 1996.

         /3/      Filed with Post-Effective Amendment No. 28 on April 1, 1996.

         /4/      Filed with Registration Statement on Form N-14 (File No. 333-12871)
                  on September 27, 1996.

         /5/      Filed with Post Effective Amendment No. 33 on January 13, 1997.

         /6/      Filed with Post-Effective Amendment No. 36 on July 11, 1997.

         /7/      Filed with Post-Effective Amendment No. 37 on November 17, 1997.

         /8/      Filed with Post-Effective Amendment No. 39 on January 15, 1998.

         /9/      Filed with Post-Effective Amendment No. 40 on March 13, 1998.

         /10/     Filed with Post-Effective Amendment No. 41 on July 31, 1998.

         /11/     Filed with Post-Effective Amendment No. 42 on September 11, 1998.

         /12/     Filed with Post-Effective Amendment No. 43 on January 15, 1999.

         /13/     Filed with Post-Effective Amendment No. 44 on April 2, 1999.

         /14/     Filed with Post-Effective Amendment No. 45 on May 26, 1999.

         /15/     Filed with Post-Effective Amendment No. 46 on June 17, 1999.

         /16/     Filed with Post-Effective Amendment No. 50 on October 1, 1999.

         /17/ Filed with Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 on October 8, 1999.

         /18/     Filed with Post-Effective Amendment No. 51 on October 22, 1999.

         /19/     Filed with Post-Effective Amendment No. 52 on December 15, 1999.

         /20/     To be filed by Amendment.

Item 24. Persons Controlled by or Under Common Control With Registrant

         No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

         Reference is made to Article IV of the Registrant's Declaration of Trust, which was filed with the Registrant's initial Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 26. Business and Other Connections of Investment Adviser

         The directors and officers of PIMCO and their business and other connections are as follows:

Name                                    Business and Other Connections

Allan, George C.                        Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Ariza, Jr., Augustine                   Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Arnold, Tamara J.                       Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Asay, Michael R.                        Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Baker, Brian P.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Barbi, Leslie A.                        Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Beaumont, Stephen B.                    Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Benz, William R. II                     Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Member of PIMCO Partners LLC.

Bishop, Gregory A.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Brick, Andrew                           Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Brynjolfsson, John B.                   Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Burns, R. Wesley                        Managing    Director    and    Executive
                                        Committee  Member,  PIMCO.  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;  Member  of  PIMCO  Partners  LLC.
                                        President  and  Trustee of the Trust and
                                        PIMCO    Variable    Insurance    Trust;
                                        President    and   Director   of   PIMCO
                                        Commercial  Mortgage  Securities  Trust,
                                        Inc.;  Director,   PIMCO  Funds:  Global
                                        Investors  Series  plc and PIMCO  Global
                                        Advisors (Ireland) Limited.

Callin, Sabrina C.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Clark, Marcia K.                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Coleman, Jerry                          Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Conseil, Cyrille                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Cummings, Doug                          Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Cupps, Wendy W.                         Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Dialynas, Chris                         Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Member of PIMCO Partners LLC.

Dorff, David J.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Dow, Michael                            Senior  Vice  President,   PIMCO,  PIMCO
                                        Management, Inc. and the Trust.

Dunn, Anita                             Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Durn, Sandra                            Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Ehlert, A. Benjamin                     Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

El-Erian, Mohamed A.                    Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.

Esquibel, Albert                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Ettl, Robert A.                         Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Evans, Stephanie D.                     Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Fitzgerald, Robert M.                   Chief  Financial  Officer and Treasurer,
                                        PIMCO,  PIMCO Management,  Inc., Cadence
                                        Capital Management, Inc., NFJ Investment
                                        Group, NFJ Management,  Inc., Parametric
                                        Portfolio     Associates,     Parametric
                                        Management Inc.,  StocksPLUS  Management
                                        Inc. and PIMCO Funds  Distributors  LLC;
                                        Chief  Financial  Officer and  Assistant
                                        Treasurer,  Cadence Capital  Management;
                                        Director,   Senior  Vice  President  and
                                        Chief  Financial  Officer,   Oppenheimer
                                        Group, Inc.; Chief Financial Officer and
                                        Senior Vice  President,  PIMCO Advisors;
                                        Chief  Financial  Officer,  PIMCO Global
                                        Advisors LLC.

Foulke, Steve A.                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Frisch, Ursula T.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Garbuzov, Yuri P.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Gross, William  H.                      Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Director  and  Vice   President,
                                        StocksPLUS Management, Inc.; Senior Vice
                                        President   of  the   Trust   and  PIMCO
                                        Variable  Insurance  Trust;   Member  of
                                        Management Board, PIMCO Advisors; Member of PIMCO Partners LLC.

Hague, John L.                          Managing    Director    and    Executive
                                        Committee  Member,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Member of PIMCO Partners LLC.

Hally, Gordon C.                        Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Hamalainen, Pasi M.                     Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.

Hardaway, John P.                       Senior Vice  President,  PIMCO and PIMCO
                                        Management,   Inc.;   Treasurer  of  the
                                        Trust,  PIMCO Variable  Insurance Trust,
                                        PIMCO  Funds:  Multi-Manager  Series and
                                        PIMCO  Commercial   Mortgage  Securities
                                        Trust, Inc.

Harris, Brent R.                        Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Director  and  Vice   President,
                                        StocksPLUS Management, Inc.; Trustee and
                                        Chairman of the Trust and PIMCO Variable
                                        Insurance Trust;  Director and Chairman,
                                        PIMCO  Commercial   Mortgage  Securities
                                        Trust, Inc.; Member of Management Board and Executive Committee, PIMCO Advisors;
                                        Member of PIMCO Partners LLC.

Hattesohl, Joseph D.                    Vice   President,    PIMCO   and   PIMCO
                                        Management,  Inc.  Assistant  Treasurer,
                                        the  Trust,   PIMCO  Variable  Insurance
                                        Trust, PIMCO Funds: Multi-Manager Series and PIMCO Commercial Mortgage Securities
                                        Trust, Inc.

Hayes, Raymond C.                       Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust.

Hinman, David C.                        Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Hocson, Liza M.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Hodge, Douglas M.                       Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Holden, Brent L.                        Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.

Holloway, Dwight F., Jr.                Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Hudoff, Mark                            Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Isberg, Margaret E.                     Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Senior  Vice  President  of  the
                                        Trust.

Kelleher, Thomas J.                     Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust

Keller, James M.                        Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Kennedy, Raymond G.                     Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Kiesel, Mark R.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Kilmer, Sharon                          Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Kirkbaumer, Steven P.                   Vice President, PIMCO, PIMCO Management,
                                        Inc. and PIMCO Variable Insurance Trust.

Loftus, John S.                         Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Vice   President  and  Assistant
                                        Secretary, StocksPLUS Management, Inc.

Lown, David                             Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Lyon, Laura, M.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Mallegol, Andre J.                      Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust.

Martin, Scott W.                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Martini, Michael E.                     Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Mather, Scott A.                        Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Mayer, Benjamin L.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

McCray, Mark V.                         Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

McCulley, Paul A.                       Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

McDevitt, Joseph E.                     Executive  Vice  President,   PIMCO  and
                                        PIMCO  Management,  Inc.;  Director  and
                                        Chief  Executive  Officer,  PIMCO Global
                                        Advisors (Europe) Limited.

Meiling, Dean S.                        Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Vice President,  PIMCO  Commercial
                                        Mortgage    Securities   Trust,    Inc.;
                                        Director,  PIMCO Funds: Global Investors
                                        Series  plc and  PIMCO  Global  Advisors
                                        (Ireland)   Limited;    Member,    PIMCO
                                        Partners LLC.

Metsch, Mark E.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Mewbourne, Curtis                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Millimet, Scott                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Moll, Jonathan D.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Monson, Kirsten S.                      Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Muzzy, James F.                         Managing    Director    and    Executive
                                        Committee  Member,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Director  and  Vice   President,
                                        StocksPLUS Management, Inc.; Senior Vice
                                        President,   PIMCO  Variable   Insurance
                                        Trust;  Vice  President  of  the  Trust;
                                        Member of PIMCO Partners LLC.

Nakamura, Doris S.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Nellemann, Mark D.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Nguyen, Vinh T.                         Controller,  PIMCO;  Vice  President and
                                        Controller,   PIMCO  Advisors,   Cadence
                                        Capital     Management,     Inc.,    NJF
                                        Management, Inc., Parametric Management,
                                        Inc., StocksPLUS Management, Inc., PIMCO
                                        Funds     Distributors     LLC,    PIMCO
                                        Management,  Inc., PIMCO Global Advisors
                                        LLC.

Ongaro, Douglas J.                      Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust.

Otterbein, Thomas J.                    Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Palghat, Kumar N.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Perez, Keith                            Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Phansalker, Mohan V.                    Senior  Vice  President,   Senior  Legal
                                        Officer and Assistant  Secretary,  PIMCO
                                        and   PIMCO   Management,   Inc.;   Vice
                                        President   and   Assistant   Secretary,
                                        StocksPLUS Management, Inc.

Philipp, Elizabeth M.                   Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Pittman, David J.                       Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust.

Podlich, William F. III                 Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Member of Management Board,  PIMCO
                                        Advisors; Member of PIMCO Partners LLC.

Powers, William C.                      Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.;   Senior  Vice  President,   PIMCO
                                        Commercial  Mortgage  Securities  Trust,
                                        Inc.; Member of PIMCO Partners LLC.

Randall, Terry A.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Romano, Mark                            Vice President, PIMCO, PIMCO Management,
                                        Inc. and the Trust

Roney, Scott L.                         Senior Vice  President,  PIMCO and PIMCO
                                        Management,  Inc.;  Director  and  Chief
                                        Executive Officer, PIMCO Global Advisors
                                        (Japan) Limited.

Rosborough, Michael J.                  Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Rowe, Cathy T.                          Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Ruthen, Seth R.                         Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Sargent, Jeffrey M.                     Vice President, PIMCO, PIMCO Management,
                                        Inc.  and  PIMCO  Funds:   Multi-Manager
                                        Series;  Senior  Vice  President  of the
                                        Trust, PIMCO Variable Insurance Trust, and PIMCO Commercial Mortgage Securities
                                        Trust, Inc.

Schmider, Ernest L.                     Managing Director and Secretary,  PIMCO;
                                        Director,    Managing    Director    and
                                        Secretary,   PIMCO   Management,   Inc.;
                                        Secretary,  PIMCO Partners LLC; Director
                                        and  Assistant   Secretary,   StocksPLUS
                                        Management, Inc.; Senior Vice President,
                                        PIMCO Advisors.

Scholey, Leland T.                      Senior  Vice  President,   PIMCO,  PIMCO
                                        Management, Inc. and the Trust.

Schulist, Stephen O.                    Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Scibisz, Iwona E.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Seliga, Denise C.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Seymour, Rita J.                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Simon, Scott                            Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Sullivan, Christopher                   Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Theodore, Kyle, J.                      Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Thomas, Lee R.                          Managing Director,  PIMCO;  Director and
                                        Managing  Director,   PIMCO  Management,
                                        Inc.; Member PIMCO Partners LLC.

Thompson, William S. Jr.                Chief   Executive   Officer,    Managing
                                        Director and Executive Committee Member,
                                        PIMCO;  Director,  Managing Director and
                                        Chief    Executive    Officer,     PIMCO
                                        Management,     Inc.;    Director    and
                                        President,  StocksPLUS Management, Inc.;
                                        Senior Vice  President of PIMCO Variable
                                        Insurance  Trust;  Vice President of the
                                        Trust  and  PIMCO  Commercial   Mortgage
                                        Securities   Trust,   Inc.;   Member  of
                                        Management Board and Executive Committee
                                        Member,    PIMCO    Advisors;    Member,
                                        President and Chief Executive Officer of
                                        PIMCO Partners LLC.

Trinidad, Ronaele K.                    Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Trosky, Benjamin L.                     Managing  Director,  PIMCO;
                                        Director  and Managing  Director,  PIMCO
                                        Management, Inc.; Senior Vice President,
                                        PIMCO  Commercial   Mortgage  Securities
                                        Trust, Inc.; Member of Management Board,
                                        PIMCO Advisors; Member of PIMCO Partners
                                        LLC.

Tyson, Richard E.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Van de Zilver, Peter A.                 Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Wantanabe, Koichi                       Vice   President,    PIMCO   and   PIMCO
                                        Management,    Inc.;    Executive   Vice
                                        President  and  Director,  PIMCO  Global
                                        Advisors (Japan) Limited.

Wegener, Marilyn                        Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Weil, Richard M.                        Assistant   Secretary,    PIMCO,   PIMCO
                                        Management,    Inc.,   Cadence   Capital
                                        Management, and PIMCO Funds Distributors
                                        LLC;  General  Counsel  and Senior  Vice
                                        President,  PIMCO  Advisors;  Secretary,
                                        Cadence  Capital  Management,  Inc.  NFJ
                                        Management, Inc., Parametric Management,
                                        Inc., NFJ Investment  Group,  Parametric
                                        Portfolio  Associates,   and  StocksPLUS
                                        Management,  Inc.; Vice President, PIMCO
                                        Funds: Multi-Manager Series; Senior Vice
                                        President, General Counsel and Assistant
                                        Secretary,  PIMCO Global  Advisors  LLC;
                                        Senior  Vice   President  and  Assistant
                                        Secretary, PIMCO Global Advisors (Japan)
                                        Limited.

Westhead, Paul C.                       Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Wilson, Susan                           Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

Wood, George H.                         Executive  Vice  President,   PIMCO  and
                                        PIMCO Management, Inc.

Yetter, Michael A.                      Senior Vice  President,  PIMCO and PIMCO
                                        Management, Inc.

Young, David                            Vice President, PIMCO, PIMCO Management,
                                        Inc. and PIMCO Global Advisors  (Europe)
                                        Limited.

Zhu, Changhong                          Vice   President,    PIMCO   and   PIMCO
                                        Management, Inc.

The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92260.

The address of PIMCO Advisors L.P. is 800 Newport Center Drive, Newport Beach, CA 92660.

The address of PIMCO Funds Distributors LLC is 2187 Atlantic Street, Stamford, CT 06902.

Item 27. Principal Underwriters

(a) PIMCO Funds Distributors LLC (the "Distributor") serves as Distributor of Shares of the Trust. The Distributor also acts as the principal underwriter for PIMCO Funds: Multi-Manager Series. The Distributor is a wholly-owned subsidiary of PIMCO Advisors.

(b)

        Name and Principal                         Positions and Offices                     Positions and Offices
        Business Address*                            with Underwriter                           with Registrant
      ---------------------                      ------------------------                  --------------------
Aarts, Erik M.                                  Vice President                                        None

Bosch, James D.                                 Regional Vice President                               None

Brennan, Deborah P.                             Vice President, Compliance Officer                    None

Clark, Timothy R.                               Executive Vice President                              None

Crean, Kelly                                    Regional Vice President                               None

DeNicolo, Paul                                  Regional Vice President                               None

Fessel, Jonathan P.                             Regional Vice President                               None

Fitzgerald, Robert M.                           Chief Financial Officer and Treasurer                 None

Gallagher, Michael J.                           Regional Vice President                               None

Gengo, Joseph                                   Regional Vice President                               None

Goldsmith, David S.                             Regional Vice President                               None

Gray, Ronald H.                                 Regional Vice President                               None

Hally, Dan                                      Regional Vice President                               None

Hammond, Ned                                    Regional Vice President                               None

Hans, Charles                                   Regional Vice President                               None

Hayes, Derek B.                                 Vice President                                        None

Horan, Christopher                              Regional Vice President                               None

Hooper, Kristina                                Vice President                                        None

Hussey, John B.                                 Regional Vice President                               None

Jobe, Stephen R.                                Senior Vice President                                 None

Lynch, William E.                               Senior Vice President                                 None

Maginn, Stephen                                 Executive Vice President                              None

Meyer, Wayne                                    Regional Vice President                               None

Meyers, Andrew J.                               Executive Vice President                              None

Murphy, George                                  Regional Vice President                               None

Murphy, Kerry A.                                Vice President                                        None

Moyer, Fiora N.                                 Regional Vice President                               None

Neugebauer, Phil J.                             Senior Vice President                                 None

Nguyen, Vinh T.                                 Vice President, Controller                            None

Pearlman, Joffrey H.                            Regional Vice President                               None

Pisapia, Glynne                                 Regional Vice President                               None

Poli, Frank C.                                  Vice President, Compliance Officer                    None

Russo, Anne Marie                               Vice President                                        None

Seymour, Christopher                            Regional Vice President                               None

Schlingheyde, Keith                             Regional Vice President                               None

Schott, Newton B., Jr.                          Executive Vice President/ Secretary,                  None
                                                Chief Administrative/ Legal Officer

Short, Elizabeth                                Vice President                                        None

Smith Jr., Eugene M.                            Vice President                                        None

Smith, Robert M.                                Regional Vice President                               None

Spear, Ellen Z.                                 Vice President                                        None

Spezakis, Zinovia                               Vice President                                        None

Thomas, William H., Jr.                         Senior Vice President                                 None

Treadway, Stephen J.                            Chairman, President and Chief                         None
                                                Executive Officer

Troyer, Paul H.                                 Senior Vice President                                 None

Vlachos, Teresa                                 Vice President                                        None

Weil, Richard M.                                Assistant Secretary                                   None

Zimmerman, Glen A.                              Vice President                                        None

--------------------------------
* The business address of all officers of the Distributor is either 2187 Atlantic Street, Stamford, CT 06902 or 800 Newport Center Drive, Newport Beach, CA 92660.

Item 28. Location of Accounts and Records

                  The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company, 840 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, Missouri 64105, and Shareholder Services, Inc., P.O. Box 5866, Denver, Colorado 80217.

Item 29. Management Services

                  Not applicable

Item 30. Undertakings

                  Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 16th day of May, 2000.

                                                    PIMCO FUNDS
                                                   (Registrant)

                           By: _______________________________________________
                                            R. Wesley Burns*
                                                 President

                           *By:     /s/ Robert W. Helm
                                ______________________________________________
                                    Robert W. Helm, as attorney-in-fact



          -------------------
*         Pursuant to power of attorney filed with Post-Effective  Amendment No.
          36 to Registration Statement No. 33-12113 on July 11, 1997.

                                   PIMCO Funds
                                  EXHIBIT INDEX

Exhibit No.         Exhibit

(a)(15) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO California Municipal Bond Fund and Short-Term Emerging Markets Portfolio

(d)(14)             Form of Investment Advisory Contract

(d)(15) Form of Supplement to Investment Advisory Contract Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio